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SCHEDULE 14A INFORMATION
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Chevron Corporation

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Notice of the 2006
Annual Meeting and the
2006 Proxy Statement

Notice of the 2006
Annual Meeting of Stockholders

Meeting Date:	April 26, 2006
Meeting Time:	8:00 a.m., CDT
Location:	Chevron Building
1500 Louisiana Street
Houston, Texas 77002-7308

Record Date:	March 6, 2006
Agenda

•	To elect 13 Directors
•	To ratify the appointment of the independent registered public accounting firm
•	To take action on the stockholder proposals and
•	To transact any other business that may be properly brought before the Annual Meeting
Admission
All stockholders are invited to attend the Annual Meeting. To be admitted, you will need an admission ticket or proof of ownership of Chevron common stock with a form of photo identification.
We will hold the Annual Meeting at the Chevron Building in Houston, Texas. Seating will be limited and on a first come basis. Please refer to page 5 of this Proxy Statement for information about attending the Annual Meeting.
Voting
Stockholders owning Chevron Stock at the close of business on March 6, 2006, or their legal proxy holders, are entitled to vote at the Annual Meeting. Please refer to page 3 of the Proxy Statement for an explanation of Chevron’s confidential voting procedures.
We are distributing this Proxy Statement, proxy form and Chevron’s 2005 Annual Report to stockholders on or about March 20, 2006.
By Order of the Board of Directors,
Lydia I. Beebe
Corporate Secretary

Chevron Corporation
6001 Bollinger Canyon Road
San Ramon, California 94583-2324
March 20, 2006
2006 Proxy Statement
General Information

Your Board is providing you these proxy materials in connection with the solicitation of proxies to be voted at our 2006 Annual Meeting of Stockholders and at any postponement or adjournment of the Annual Meeting. In this Proxy Statement, Chevron is referred to as “we,” “our,” “the Company” or “the Corporation.”
APPOINTMENT OF PROXY HOLDERS
Your Board of Directors asks you to appoint David J. O’Reilly, Charles A. James and Lydia I. Beebe as your proxy holders to vote your shares at the Annual Meeting. You make this appointment by voting the enclosed proxy form using one of the voting methods described below.
If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by your Board.
Unless you otherwise indicate on the proxy form or through the telephone or Internet voting procedures, you also authorize your proxy holders to vote your shares on any matters that are not known by your Board at the time this Proxy Statement was printed and that, under Chevron’s By-Laws, may be properly presented for action at the Annual Meeting.
VOTING
Your Board strongly encourages you to exercise your right to vote. Your vote is important. Voting early helps ensure that Chevron receives a quorum of shares necessary to hold the Annual Meeting.
Stockholders of record (you own shares in your own name) can vote by telephone, on the Internet or by mail as described below. Street name stockholders (you own shares in the name of a bank, broker or other holder of record) should refer to the proxy form or the information you receive from the record holder to see the voting methods available to you.
The telephone and Internet voting procedures are designed to verify that you are a stockholder of record by use of a control number and to allow you to confirm that your voting instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy form. Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. EDT on April 25, 2006.
Voting by Telephone. You may vote by proxy by using the toll-free number listed on the proxy form. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.
Voting on the Internet. You may vote by proxy on the Internet. The Web site for Internet voting is www.proxyvote.com. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials.
Voting by Mail. You may vote by proxy by signing, dating and returning your proxy

General Information (Continued)

forms in the pre-addressed, postage-paid envelope provided.
Voting at the Annual Meeting. The method by which you vote your proxy form will not limit your right to vote at the Annual Meeting, if you decide to attend in person. Your Board recommends that you vote using one of the other voting methods since it is not practical for most stockholders to attend the Annual Meeting. If you are a street name stockholder, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.
Revoking Your Voting Instructions to Your Proxy Holders. If you are a stockholder of record and you vote by proxy using the mail, the telephone or the Internet, you may later revoke your proxy instructions by:

—	sending a written statement to that effect to the Corporate Secretary

—	submitting a proxy form with a later date and signed as your name appears on the stock account

—	voting at a later time by telephone or the Internet or

—	voting in person at the Annual Meeting.
If you are a street name stockholder and you vote by proxy, you may later revoke your proxy instructions by informing the holder of record in accordance with that entity’s procedures.
VOTE REQUIRED AND METHOD OF COUNTING
At the close of business on the Record Date, there were 2,225,934,805 shares of Chevron Stock outstanding and entitled to vote at the Annual Meeting. Each outstanding share is entitled to one vote.
A quorum, which is a majority of the outstanding shares as of the Record Date, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented at the meeting, either by the stockholders attending in person or by the proxy holders. If you indicate an abstention as your voting preference in all matters, your shares will be counted toward a quorum but will not be voted on any matter.
If you are a street name stockholder and don’t vote your shares, your broker can vote your shares at its discretion on any of the matters scheduled to come before the meeting, other than the stockholder proposals (Items 3 through 8 on the proxy form). If you don’t give your broker instructions on how to vote your shares on the stockholder proposals, your shares will not be voted on these matters and will be considered “broker nonvotes.”
If you don’t vote your shares that are held through the employee benefits plans, your trustee will vote your shares in accordance with the terms of the plan.
The required vote and method of calculation for the various business matters to be considered at the Annual Meeting are as follows:
Item 1— Election of Directors
Each outstanding share of Chevron Stock is entitled to one vote for each of the 13 director positions to be filled. The nominees who receive the most votes for the number of positions to be filled are elected Directors. If you do not wish your shares to be voted for a particular nominee, you may so indicate in the space provided on the proxy form or withhold authority as prompted during the telephone or Internet voting instructions. Under the Corporation’s Corporate Governance Guidelines, any current Director who receives more “withheld” votes than “for” votes must submit an offer of resignation to the Board Nominating and Governance Committee, which must consider all relevant facts and make a recommendation to the Board.

General Information (Continued)

Item 2— Ratification of Independent Registered Public Accounting Firm; Items 3 through 8— Stockholder Proposals
Each proposal is approved if the number of shares voted in favor exceeds the number of shares voted against.
Any shares not voted on any item (whether by abstention, broker nonvote or otherwise) will have no impact on that particular item.
CONFIDENTIAL VOTING
Chevron has a confidential voting policy to protect our stockholders’ voting privacy. Under this policy, ballots, proxy forms and voting instructions returned to brokerage firms, banks and other holders of record are kept confidential. Only the proxy solicitor, the proxy tabulator and the Inspector of Election have access to the ballots, proxy forms and voting instructions. Anyone who processes or inspects the ballots, proxy forms and voting instructions signs a pledge to treat them as confidential. None of these persons is a Chevron Director, officer or employee.
The proxy solicitor and the proxy tabulator will disclose information taken from the ballots, proxy forms and voting instructions only in the event of a proxy contest or as otherwise required by law.
METHOD AND COST OF SOLICITING AND TABULATING VOTES
Chevron has retained ADP Investor Communication Services to assist in distributing these proxy materials. Georgeson Shareholder Communications, Inc., will act as our solicitor in soliciting votes at an estimated cost of $25,000 plus its reasonable out-of-pocket expenses. Chevron employees, personally or by telephone, may solicit your proxy voting instructions.
Chevron will reimburse brokerage firms, banks and other holders of record for their reasonable out-of-pocket expenses for forwarding these proxy materials to you.
ADP Investor Communication Services will be the proxy tabulator and IVS Associates, Inc. will act as the Inspector of Election.
HOUSEHOLDING INFORMATION
We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Annual Report and Proxy Statement. This procedure will reduce our printing costs and postage fees.
Stockholders who participate in householding will continue to receive separate proxy forms. Householding will not affect your dividend check mailings.
If you or another stockholder of record with whom you share an address wish to receive a separate Annual Report or Proxy Statement, we will promptly deliver it to you if you request it by writing to: Chevron Corporation, Corporate Secretary, 6001 Bollinger Canyon Road, San Ramon, California 94583. If you or another stockholder of record with whom you share an address wish to receive a separate Annual Report or Proxy Statement in the future, you may telephone toll-free 1-800-542-1061 or write to ADP, Attention Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are a street name stockholder, you can request householding by contacting the holder of record.
ELECTRONIC ACCESS TO PROXY STATEMENT AND ANNUAL REPORT
The Notice of Annual Meeting and Proxy Statement and the 2005 Annual Report and Form 10-K are available on Chevron’s Web site at www.chevron.com.
Instead of receiving paper copies of the Annual Report and Proxy Statement in the

General Information (Concluded)

mail, you can elect to receive an e-mail that will provide an electronic link to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business and also gives you an electronic link to the proxy voting site.
If you are a stockholder of record, you may vote on the Internet at www.proxyvote.com. You may also enroll in the electronic delivery service by going directly to www.icsdelivery.com/cvx. You may revoke your electronic delivery election at this site at any time and request a paper copy of the Proxy Statement and Annual Report.
If you are a street name stockholder, you may also have the opportunity to receive copies of the Annual Report and Proxy Statement electronically. Please check the information provided in the proxy materials mailed to you by the holder of record concerning the availability of this service.
STOCKHOLDER ACCOUNT MAINTENANCE
Our transfer agent is Mellon Investor Services. All communications concerning accounts of stockholders of record, including address changes, name changes, inquiries about the requirements to transfer shares and similar issues can be handled by calling the Chevron Stockholder Services’ toll-free number, 1-800-368-8357, or by contacting Mellon Investor Services through their Web site at www.melloninvestor.com.
In addition, you can access your account through Mellon Investor Services’ Web site. You can view your current balance, access your account history, sell shares held in the Chevron Investor Services Program and obtain current and historical stock prices. To access your account on the Internet, visit www.melloninvestor.com/isd and enter your Investor ID and your PIN. The Investor ID can be found on your account statement or dividend check stub.
OTHER MATTERS
Your Board does not know of any other matter that will be presented for consideration at the Annual Meeting. If any other matter does properly come before the Annual Meeting, your proxy holders will vote on it as they think best unless you direct otherwise in your proxy instruction.

Information About the Meeting

Only stockholders or their legal proxy holders are invited to attend the Annual Meeting. The meeting will be held at the Chevron Building Auditorium, 1500 Louisiana Street, Houston, Texas 77002-7308. Parking validation for the 1400 Louisiana garage will be available at the meeting. An admission ticket, which is required for entry into the Annual Meeting, is attached to your proxy form if you are a stockholder of record. If you plan to attend the Annual Meeting, please vote your proxy but keep the admission ticket and bring it to the Annual Meeting.
If you are a street name stockholder and you plan to attend the Annual Meeting, you must present proof of your ownership of Chevron Stock, such as a bank or brokerage account statement, and a form of photo identification to receive an admission ticket and be admitted to the Annual Meeting. You can also obtain an admission ticket in advance by mailing a written request, along with proof of your ownership of Chevron Stock, to:
Chevron Corporation
Corporate Secretary
6001 Bollinger Canyon Road
San Ramon, CA 94583-2324
If you arrive at the meeting without an admission ticket, we will admit you if we are able to verify that you are a stockholder.
We will have listening devices available at the Annual Meeting for stockholders with impaired hearing.
No cameras, recording equipment, electronic devices, including cell phones, large bags, briefcases or packages will be permitted in the Annual Meeting.

Election of Directors

(Item 1 on the proxy form)
Your Board is nominating 13 individuals for election as Directors. A report by the Board Nominating and Governance Committee beginning on page 13 of this Proxy Statement and the Corporate Governance Guidelines (attached in Appendix A to this Proxy statement, available on the Chevron Web site at www.chevron.com and available in print upon request) describe the processes used to determine the qualifications and independence of each nominee and the effectiveness of the Board and its committees.
The persons named as proxy holders on the proxy form will vote your shares FOR the 13 nominees unless you withhold authority in the spaces provided on the proxy form or as prompted during the telephone or Internet voting instructions. All Directors are elected annually. They serve for a one-year term and until their successors are elected.
If any nominee is unable to serve as a Director, which we do not anticipate, the Board by resolution may reduce the number of Directors or choose a substitute.
As a result of the merger transaction between Chevron and Texaco on October 9, 2001, Texaco became a subsidiary of Chevron. Following the merger, the Board was reconstituted to include directors from both Chevron and Texaco. The Board service described below includes service as a Director of either Chevron or Texaco, as applicable, before the merger.

NOMINEES FOR DIRECTORS
Your Board unanimously recommends a vote FOR each of these nominees.

SAMUEL H. ARMACOST
Director since 1982

Mr. Armacost, age 66, has been Chairman of SRI International, formerly Stanford Research Institute, an independent research, technology development and commercialization organization, since 1998.
Prior Positions Held: Mr. Armacost was a Managing Director of Weiss, Peck & Greer L.L.C. from 1990 until 1998. He was Managing Director of Merrill Lynch Capital Markets from 1987 until 1990. He was President, Director and Chief Executive Officer of BankAmerica Corporation from 1981 until 1986.
Public Company Directorships: Callaway Golf Company; Del Monte Foods Company; Exponent, Inc.; Franklin Resources Inc.
Other Directorships and Memberships: Bay Area Council; the Advisory Council of the California Academy of Sciences; Bay Area Scientific Infrastructure Consortium.

LINNET F. DEILY
Director since 2006

Ms. Deily, age 60, was a deputy U.S. Trade Representative and U.S. Ambassador to the World Trade Organization from 2001 to June 2005.
Prior Positions Held: Ms. Deily was Vice-Chairman of Charles Schwab Corporation from 2000 until 2001. She was previously President of the Schwab Retail Group from 1998 until 2000, and President of Schwab Institutional-Services for Investment Managers from 1996 until 1998. Prior to joining Schwab, she was Chairman, President and Chief Executive Officer from 1990 until 1996 and President and Chief Operating Officer from 1988 until 1990 of the First Interstate Bank of Texas.
Public Company Directorships: Lucent Technologies Inc.

Election of Directors (Continued)

ROBERT E. DENHAM
Director since 2004

Mr. Denham, age 60, has been a Partner of Munger, Tolles & Olson LLP, a law firm, since 1998 and from 1973-1991.
Prior Positions Held: Mr. Denham was Chairman and Chief Executive Officer of Salomon Inc. from 1992-1997. In 1991, he was General Counsel of Salomon and its subsidiary, Salomon Brothers.
Public Company Directorships: Lucent Technologies Inc.; Wesco Financial Corporation; Fomento Economico Mexicano, S.A. de C.V.
Other Directorships and Memberships: Financial Accounting Foundation; MacArthur Foundation; U.S. Trust Company.

ROBERT J. EATON
Director since 2000

Mr. Eaton, age 66, is the retired Chairman of the Board of Management of DaimlerChrysler AG, a manufacturer of automobiles.
Prior Positions Held: Mr. Eaton was the Chairman of the Board of Management of DaimlerChrysler AG from 1998 until 2000. He was Chairman of the Board and Chief Executive Officer of Chrysler Corporation from 1993 until 1998. He was Vice-Chairman and Chief Operating Officer of Chrysler Corporation from 1992 until 1993.
Other Directorships and Memberships: Fellow, Society of Automotive Engineers; Fellow, Engineering Society of Detroit; National Academy of Engineering.

SAM GINN
Director since 1989

Mr. Ginn, age 68, is a private investor and the retired Chairman of Vodafone, a worldwide wireless telecommunications company.
Prior Positions Held: Mr. Ginn was Chairman of Vodafone AirTouch, Plc. from 1999 to 2000, Chairman of the Board and Chief Executive Officer of AirTouch Communications, Inc. from 1993 until 1999. He was Chairman of the Board, President and Chief Executive Officer of Pacific Telesis Group from 1988 until 1994.
Other Directorships and Memberships: The Business Council; Hoover Institute Board of Overseers; Templeton Emerging Markets Investment Trust Plc; Yosemite Fund.

DR. FRANKLYN G. JENIFER
Director since 1993

Dr. Jenifer, age 66, is President Emeritus of The University of Texas at Dallas, a doctoral-level institution.
Prior Positions Held: Dr. Jenifer was President of Howard University from 1990 to 1994. Prior to that, he was Chancellor of the Massachusetts Board of Regents of Higher Education from 1986 until 1990.
Other Directorships and Memberships: Monitoring Committee for the Louisiana Desegregation Settlement Agreement.

Election of Directors (Continued)

SENATOR SAM NUNN
Director since 1997

Senator Nunn, age 67, is Co-Chairman and Chief Executive Officer of the Nuclear Threat Initiative, a charitable organization.
Prior Positions Held: Senator Nunn was a partner of King & Spalding, a law firm, from 1997 through 2003. He served as U.S. Senator from Georgia from 1972 through 1996. During his tenure in the U.S. Senate, he served as Chairman of the Senate Armed Services Committee and the Permanent Subcommittee on Investigations. He also served on the Intelligence and Small Business Committees.
Public Company Directorships: The Coca-Cola Company; Dell Inc.; General Electric Company; Internet Security Systems, Inc.
Other Directorships and Memberships: a distinguished professor in the Sam Nunn School of International Affairs at Georgia Tech; Chairman, Center for Strategic and International Studies.

DAVID J. O’REILLY
Director since 1998

Mr. O’Reilly, age 59, has been Chairman of the Board and Chief Executive Officer of Chevron since January 2000.
Prior Positions Held: Mr. O’Reilly was Vice-Chairman of the Board of Chevron from 1998 until 1999. He was a Vice-President of Chevron from 1991 until 1998. He was President of Chevron Products Company from 1994 until 1998. He was a Senior Vice-President and Chief Operating Officer of Chevron Chemical Company from 1989 until 1991.
Other Directorships and Memberships: American Petroleum Institute; Eisenhower Fellowships Board of Trustees; Institute for International Economics; The Business Council; The Business Roundtable; JPMorgan International Council; World Economic Forum’s International Business Council; the Trilateral Commission; the National Petroleum Council; the American Society of Corporate Executives.

DR. DONALD B. RICE
Director since 2005

Dr. Rice, age 66, has been Chairman of the Board, President and Chief Executive Officer of Agensys, Inc., a private biotechnology company, since 1996.
Prior Positions Held: Dr. Rice was President and Chief Operating Officer of Teledyne, Inc., from 1993 to 1996. He was Secretary of the Air Force from 1989 to 1993. He was President and Chief Executive Officer of the RAND Corporation from 1972 until 1989.
Public Company Directorships: Amgen, Inc.; Vulcan Materials Co.; Wells Fargo & Company.
Other Directorships and Memberships: Trustee, RAND Corporation; Chairman of the Board of Governors of the Pardee RAND Graduate School.

Election of Directors (Concluded)

PETER J. ROBERTSON
Director since 2002

Mr. Robertson, age 59, has been Vice-Chairman of the Board of Chevron since 2002.
Prior Positions Held: Mr. Robertson was Vice-President of Chevron from 1994 until 2001. He was President of Chevron Overseas Petroleum Inc. from 2000 until 2001. He was the Vice-President responsible for Chevron’s North American exploration and production operations from 1997 until 2000. From 1994 until 1997, he was the Vice-President responsible for strategic planning.
Other Directorships and Memberships: Vice-Chairman, U.S. Energy Association; U.S.-Saudi Arabian Business Council; U.S.-Russian Business Council; American Petroleum Institute; International House at Berkeley; United Way of the San Francisco Bay Area; Vice-Chairman, Leon H. Sullivan Foundation.

CHARLES R. SHOEMATE
Director since 1998

Mr. Shoemate, age 66, is the retired Chairman, President and Chief Executive Officer of Bestfoods, a manufacturer of food products.
Prior Positions Held: Mr. Shoemate was Chairman of the Board and Chief Executive Officer of Bestfoods, formerly CPC International, from 1990 until 2000. He was elected President and a member of the Board of Directors of Bestfoods in 1988.

DR. RONALD D. SUGAR
Director since 2005

Dr. Sugar, age 57, has been Chairman of the Board, Chief Executive Officer and President of Northrop Grumman Corporation, a global defense company, since 2003.
Prior Positions Held: Dr. Sugar was President and Chief Operating Officer of Northrop Grumman Corporation from 2001 until 2003. He was President and Chief Operating Officer of Litton Industries, Inc., from 2000 until 2001. He was previously President and Chief Operating Officer of TRW Aerospace and Information Systems.
Other Directorships and Memberships: Aerospace Industries Association; American Institute of Aeronautics and Astronautics; Association of the United States Army; Boys & Girls Clubs of America; Los Angeles Philharmonic Association; National Academy of Engineering; Royal Aeronautical Society; University of Southern California.

CARL WARE
Director since 2001

Mr. Ware, age 62, is a retired Executive Vice-President of The Coca-Cola Company, a manufacturer of beverages.
Prior Positions Held: Mr. Ware was a Senior Advisor to the CEO of The Coca-Cola Company from 2003 until 2005 and was an Executive Vice-President, Global Public Affairs and Administration from 2000 until 2003. He was President of The Coca-Cola Company’s Africa Group, with operational responsibility for 50 countries in sub-Saharan Africa from 1991 until 2000.
Public Company Directorships: Coca-Cola Bottling Co. Consolidated; Cummins Inc.
Other Directorships and Memberships: Atlanta Falcons; Board of Trustees of Clark Atlanta University; PGA TOUR Golf Course Properties, Inc.

Board Operations

BOARD MEETINGS AND ATTENDANCE
In 2005, your Board held 8 regularly scheduled Board meetings, each of which included executive sessions of independent directors, 2 special Board meetings and 24 Board committee meetings. All Directors attended 83 percent or more of the Board meetings and Board committee meetings on which they served during 2005. Chevron’s policy regarding Directors’ attendance at the Annual Meeting was adopted in 2004 and is described in the Corporate Governance Guidelines on page A4 of this Proxy Statement under the heading “Board Agenda and Meetings.” Twelve Directors attended the 2005 Annual Meeting.
CURRENT BOARD COMMITTEE MEMBERSHIP AND 2005 MEETINGS AND FUNCTIONS

Committees and Current Membership		2005 Meetings and Committee Functions

AUDIT	Meetings: 10

Linnet F. Deily† Robert E. Denham†	•	Selects the independent registered public accounting firm for endorsement by the Board and ratification by the stockholders
Sam Ginn*†	•	Reviews reports of independent and internal auditors
Franklyn G. Jenifer Charles R. Shoemate†	•	Reviews and approves the scope and cost of all services (including non-audit services) provided by the independent registered public accounting firm
	•	Monitors the effectiveness of the audit process and financial reporting
	•	Reviews the adequacy of financial and operating controls
	•	Monitors the corporate compliance program
	•	Evaluates the effectiveness of the Committee

BOARD NOMINATING AND GOVERNANCE	Meetings: 5

Samuel H. Armacost Carla A. Hills*	•	Reviews Chevron’s Corporate Governance Guidelines and practices and recommends changes as appropriate
Sam Nunn Donald B. Rice Carl Ware	•	Evaluates the effectiveness of the Board and its Committees and recommends changes to improve Board, Board committee and individual Director effectiveness
	•	Assesses the size and composition of the Board
	•	Recommends prospective director nominees
	•	Periodically reviews and recommends changes as appropriate in the Restated Certificate of Incorporation, By-Laws and other Board-adopted governance provisions

MANAGEMENT COMPENSATION	Meetings: 5

Samuel H. Armacost* Robert J. Eaton	•	Reviews and approves salaries and other compensation matters for executive officers
Carla A. Hills Ronald D. Sugar	•	Administers incentive compensation and equity-based plans of the Corporation, including the Employee Savings Investment Plan Restoration Plan, Management Incentive, Long-Term Incentive, and Deferred Compensation Plans for Management Employees
	•	Evaluates the effectiveness of the Committee

PUBLIC POLICY	Meetings: 4

Robert J. Eaton Sam Nunn*	•	Identifies, monitors and evaluates domestic and international social, political and environmental trends and issues that affect the Corporation’s activities and performance
Donald B. Rice Ronald D. Sugar Carl Ware	•	Recommends to the Board policies, programs and strategies concerning such issues

*	Committee Chairperson (Mrs. Hills is not standing for reelection to the Board.) Following the Annual Meeting, Mr. Armacost will be Chairperson of the Board Nominating and Governance Committee, Mr. Eaton will be Chairperson of the Management Compensation Committee and Mr. Shoemate will be Chairperson of the Audit Committee.
†	Audit Committee Financial Expert as determined by the Board within the applicable regulatory definition.

The Audit, Board Nominating and Governance and Management Compensation Committees are each constituted and operated in accordance with the rules of the New York Stock Exchange (NYSE). In addition, the Audit Committee is a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. Each member of the Audit Committee is

Board Operations (Continued)

independent and financially literate as defined in the rules of the NYSE and Rule 10A-3(b)(1)(ii) under the Securities Exchange Act of 1934.
INDEPENDENCE OF DIRECTORS
The Board has affirmatively determined that, as to each current, non-employee Director (Mr. Armacost, Ms. Deily, Mr. Denham, Mr. Eaton, Mr. Ginn, Mrs. Hills, Dr. Jenifer, Sen. Nunn, Dr. Rice, Mr. Shoemate, Dr. Sugar and Mr. Ware), no material relationship exists that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each current, non-employee Director qualifies as “independent” in accordance with the Corporate Governance Rules of the NYSE.
In making its determination, the Board adheres to the specific tests for independence included in the NYSE listing standards. In addition, the Board has determined that the following relationships of Chevron Directors are categorically immaterial if the transaction was conducted in the ordinary course of business, and that these standards have been met by all non-employee directors:

•	director of another entity if business transactions between the Corporation and that entity do not exceed $5 million or five percent of the receiving entity’s consolidated gross revenues, whichever is greater

•	director of another entity if the Corporation’s discretionary charitable contributions to that entity do not exceed $1 million or two percent of that entity’s gross revenues, whichever is less, and if the charitable contributions are consistent with the Corporation’s philanthropic practices.
In making its independence determinations, the Board also has considered that Mr. Denham is a partner of the law firm of Munger, Tolles & Olson LLP, which provided legal services to Unocal Corporation prior to the acquisition of Unocal by the Corporation. After the acquisition, Unocal paid four legal bills totaling $3,214 to Munger Tolles for services rendered before the acquisition. Upon learning of the payment, Mr. Denham immediately caused Munger Tolles to return the funds to Unocal. Based on these facts, the Board has determined that this is not material and does not affect Mr. Denham’s independence.
BUSINESS CONDUCT AND ETHICS CODE
The Corporation has adopted a code of business conduct and ethics for Directors, officers (including the Company’s Chief Executive Officer, Chief Financial Officer and Comptroller) and employees, known as the Business Conduct and Ethics Code. The code is available on the Chevron Web site at www.chevron.com and is available in print upon request. The Corporation intends to post any amendments to the code on the Corporation’s Web site.
DIRECTORS’ COMPENSATION
Chevron believes that non-employee Directors’ compensation should provide total compensation that is competitive, links rewards to business results and stockholder returns and facilitates increased ownership of Chevron Stock.
Chevron does not have a retirement plan for non-employee Directors. Chevron’s Executive Officers are not paid additional compensation for their services as Directors.
The compensation for non-employee Directors granted under the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan includes the following equity and cash elements:
Equity Compensation

•	800 shares of restricted Chevron Stock are granted on the date of the Annual Meeting. Dividends attributable to the restricted shares may be paid in cash or used by the

Board Operations (Continued)

Director to purchase additional shares of restricted Chevron Stock. Restricted stock awards are subject to forfeiture if a non-employee Director does not serve as a Chevron Director for a minimum of five years following the grant. However, forfeiture does not apply if a Director dies, reaches mandatory retirement age, becomes disabled, changes primary occupation or enters government service.

•	2000 stock units plus an additional number of stock units representing $25,000 worth of Chevron Stock are granted on the date of the Annual Meeting. Each stock unit represents a right to receive a share of Chevron Stock. Stock units receive dividend equivalents that are reinvested into additional stock units. Shares of Chevron Stock will be distributed in satisfaction of outstanding stock units in one to ten annual installments, at the Director’s discretion, following the time that the Director’s status as Director terminates. Stock units are not subject to forfeiture.
Cash Compensation

•	$75,000 annual retainer

•	$10,000 additional annual retainer for each Board Committee chairperson
Retainer Stock Options
Directors may elect to receive retainer stock options in lieu of all or any portion of their annual cash retainers. Directors who make this election will receive an option for that number of shares of Chevron Stock determined by dividing the amount of the cash retainer subject to the election by the Black-Scholes value of an option for a share of Chevron Stock granted at fair market value on the date of grant. The option exercise price per share will be the fair market value of a share of Chevron Stock on the date of grant. Retainer stock options become exercisable on the first anniversary of the date of grant and have a term of ten years.
Deferrals Of Cash Compensation
The Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan provides an opportunity for non-employee Directors to defer receipt of all or any portion of the annual cash retainers. Deferrals may be credited into accounts tracked with reference to any of the investment fund options available to participants in the Chevron Employee Savings Investment Plan, including a Chevron Stock fund. Distribution from the plan is in cash except for amounts valued with reference to a Chevron Stock fund, which are distributed in shares of Chevron Stock. Any deferred amounts unpaid at the time of a Director’s death are distributed to the Director’s beneficiary.
Expenses
Non-employee Directors are reimbursed for out-of-pocket expenses incurred in connection with the business and affairs of Chevron. Two of our Directors received de minimis imputed income for incidental personal travel from a Board meeting on the Corporation’s aircraft that was flying for business purposes.

Director Compensation for 2005:
Annual Retainer	$75,000
Restricted Stock (value on the April 27, 2005 date of grant based on closing stock price of $52.00)	$41,600
Stock Units (value on the April 27, 2005 date of grant based on closing stock price of $52.00)	$129,000

Total for Non-Committee Chairperson	$245,600
Retainer for Committee Chairperson	$10,000

Total for Committee Chairperson	$255,600

Board Operations (Continued)

AUDIT COMMITTEE REPORT
The Audit Committee assists your Board in fulfilling its responsibility to oversee management’s implementation of Chevron’s financial reporting process. Its charter is attached in Appendix B to this Proxy Statement, can be viewed on the Chevron Web site at www.chevron.com and is available in print upon request. In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the 2005 Annual Report on Form 10-K with Chevron’s management and its independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of disclosure controls and internal control over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on:

•	the conformity of Chevron’s financial statements with accounting principles generally accepted in the United States; and

•	Management’s assessment of and the effectiveness of the Company’s internal control over financial reporting.
The Audit Committee met privately with the independent registered public accounting firm and discussed issues deemed significant by the accounting firm, including those required by Statements on Auditing Standards No. 61 and No. 90 (Audit Committee Communications), as amended. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Chevron and its management and received the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and considered whether the provision of non-audit services was compatible with maintaining the accounting firm’s independence.
In reliance on the reviews and discussions outlined above, the Audit Committee has recommended to your Board that the audited financial statements be included in Chevron’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.
Respectfully submitted on February 27, 2006, by the members of the Audit Committee of your Board:

Sam Ginn, Chairperson
Linnet F. Deily
Robert E. Denham
Franklyn G. Jenifer
Charles R. Shoemate
BOARD NOMINATING AND GOVERNANCE COMMITTEE REPORT
The Board Nominating and Governance Committee is responsible for defining and assessing qualifications for Board membership, identifying qualified Director candidates, assisting the Board in organizing itself to discharge its duties and responsibilities, and providing oversight on corporate governance practices and policies including an effective process for stockholders to communicate with the Board. The Committee is composed entirely of independent Directors and operates under a written charter. The Committee charter is set forth in Appendix C to this Proxy Statement, can be viewed on the Chevron Web site at www.chevron.com and is available in print upon request. The Committee submits this report to stockholders to report on its role and corporate governance practices at Chevron in 2005.
When making recommendations to the Board about individuals to be nominated for election to the Board by the stockholders, the Committee follows the Board membership qualifications and nomination procedures

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identified in our Corporate Governance Guidelines. Generally the membership qualifications are that an individual have:

•	the highest professional and personal ethics and values, consistent with the Chevron Way and our Business Conduct and Ethics Code, which are available on the Chevron Web site at www.chevron.com;

•	broad experience at the policy-making level in business, government, education, technology or public interest;

•	the ability to provide insights and practical wisdom based on their experience and expertise;

•	a commitment to enhancing stockholder value;

•	sufficient time to effectively carry out duties as a Director (service on boards of public companies should be limited to no more than five); and

•	independence; at least a majority of the Board must consist of independent Directors, as defined by the New York Stock Exchange.
The Committee uses a skills and qualifications matrix to evaluate potential candidates in order to insure that the overall Board maintains a balance of knowledge, experience and diversity. The Committee carefully reviews all Director candidates, including current Directors, in light of these qualifications based on the context of the current and anticipated composition of the Board, the current and anticipated operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Committee considers diversity, age, skills and such other factors as it deems appropriate, given the current and anticipated needs of the Board and the Company to maintain a balance of knowledge, experience and capability.
The Committee receives Director candidates for consideration for nomination to the Board from several sources. Board members periodically suggest possible candidates. Candidates are recommended by stockholders. The process for a stockholder to submit a Director candidate is described in our Corporate Governance Guidelines under the Selection of New Directors heading. From time to time, the Committee may engage a third party to assist in identifying potential candidates. In 2005, the Committee did not receive any candidate suggestions from beneficial owners of more than five percent of the Company’s common stock. Dr. Rice, who was appointed to the Board of Directors in September 2005 and Ms. Deily, who was appointed to the Board of Directors in December 2005 (effective in January 2006), were first identified by one of our existing non-management Directors.
In connection with the 2005 Annual Meeting, the Committee evaluated current and anticipated operating requirements and the Board’s current profile and recommended 12 candidates for election as Directors. It determined the 10 non-employee Director nominees met the Board’s definition of independence, none having a material relationship with the Corporation. In making its independence determination, the Board adhered to all of the specific tests for independence included in the NYSE listing standards. The Committee made recommendations to the Board on the Board Committee assignments, Committee chairperson positions and Audit Committee “financial experts.” Later in 2005, the Committee assessed the size and composition of the Board in light of current and anticipated operating requirements and the current strengths and needs of the Board and recommended an increase in the size of the Board from 12 to 14 members and subsequently to 13 after the retirement of one director.
The Committee plays a leadership role in shaping Chevron’s corporate governance. In 2004, the Committee recommended, and the

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Board established, a Lead Director position. The Committee Chairperson is the Lead Director. As discussed in the Corporate Governance Guidelines, she chaired the executive sessions of the non-employee and independent Directors and consulted with the Chairman on agendas for Board meetings and other matters pertinent to the Corporation and the Board. Since Carla Hills is not standing for re-election, the independent directors will select a new Lead Director following the Annual Meeting.
In 2005, the Committee proposed revisions to the Corporate Governance Guidelines that were subsequently adopted by the Board of Directors. The corporate governance improvements adopted include generally limiting board memberships to five publicly traded companies, articulating a stronger level of commitment to ongoing Directors’ education, strengthening individual Director’s performance evaluation, adding an assessment of the Directors’ stock ownership and stock ownership guidelines to the Committee’s responsibilities and adopting a majority vote policy. The Corporate Governance Guidelines is attached in Appendix A to this Proxy Statement, can be viewed on the Chevron Web site at www.chevron.com and is available in print upon request.
Additionally, the Committee considered a broad range of issues regarding the Company’s corporate governance practices including a review of and a recommendation to make no change to the non-employee Directors’ compensation program, a review of the Company’s governing documents and a recommendation to adopt a By-Law amendment providing that all shares of the Company shall be uncertificated, a performance evaluation of the Board and Board Committees and a finding that the Board and Board Committees are effective and supported by strong processes and the review and recommendation to adopt the Board responses to the stockholder proposals received for the 2006 Annual Meeting.
The Committee reviewed interested-party communications including stockholder inquiries directed to non-employee Directors. The Corporate Secretary compiles the communications, summarizes lengthy or repetitive communications and provides the Committee periodically with information about the number and type of communications received, the number of responses sent and the disposition, if any. Interested parties wishing to communicate their concerns or questions about Chevron to the Chairperson of the Committee or any other non-employee Directors may do so by U.S. mail addressed to Non-Employee Directors, c/o Office of the Corporate Secretary, Chevron Corporation, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324.
The Committee’s assessment is that Chevron has strong fundamental corporate governance practices in place. The Committee acknowledges that good corporate governance requires ongoing self-assessment and the Committee is committed to periodically reviewing and updating the corporate governance practices to ensure Chevron maintains its position at the forefront of corporate governance best practices.
Respectfully submitted on February 22, 2006 by members of the Board Nominating and Governance Committee of your Board:

Carla A. Hills, Chairperson
Samuel H. Armacost
Sam Nunn
Donald B. Rice
Carl Ware

Board Operations (Continued)

MANAGEMENT COMPENSATION COMMITTEE REPORT
The Committee, which is responsible for Chevron’s executive compensation program, is composed entirely of “independent outside directors,” as defined under section 162(m) of the Internal Revenue Code, and is independent under the applicable rules of the NYSE.
The Committee seeks and receives advice from independent external compensation consultants. The Committee’s outside consultant is retained by the Committee as necessary to make presentations during the year, and conduct an annual review of Chevron’s competitive compensation position. The consultant helped facilitate two meetings of the Management Compensation Committee in 2005 (one of which included all independent members of the Board of Directors), and had five additional meetings or discussions with the Committee Chairman.
Chevron’s compensation staff provides additional counsel, data and analysis as requested by the Committee. During 2005, the Committee made several requests for special studies or reviews, ranging from the most effective way to disclose information in the proxy to specific studies on the competitiveness of certain benefits included in the executive compensation package.
In 2005, the Committee continued its practice of reviewing the summary remuneration tables for the named executive officers that project the potential economic impact to the Corporation for all cash, equity and benefit programs prior to making any change to those executives’ compensation packages. The remuneration tables detail the economic impacts under various economic growth scenarios and include impact projections at retirement. Chevron executive compensation and benefit programs were then reviewed with the full Board. The resulting competitive package, for the entire bonus eligible population, was compared with external benchmarks and the analysis was reviewed by the Committee’s independent consultant. Based on the consultant’s review and opinion, the Committee believes the Chevron executive plans are appropriate and deemed to be in line with both the peer group of oil competitors and the larger group of general industry competitors used for benchmarking.
The Committee continued to review the Chevron executive compensation and benefit programs with respect to all known applicable regulatory provisions and requirements. The Management Compensation Committee charter is attached in Appendix D to this Proxy Statement, can be viewed on the Chevron Web site at www.chevron.com and is available in print upon request. The charter is reviewed to insure that Committee actions are in alignment with the compensation philosophy and objectives stated below, as well as all applicable reporting and compliance requirements. The Committee believes it is functioning within the parameters of, and the Chevron programs are in compliance with, all applicable rules, regulations and requirements.
Compensation Philosophy and Objectives
The Committee’s general compensation philosophy is that total cash compensation should vary with Chevron’s performance in achieving financial and non-financial objectives, and that any long-term incentive compensation should be closely aligned with stockholders’ interests. The Committee also believes in using one common philosophy for all employees in its consideration of the design and implementation of executive programs.

Board Operations (Continued)

The Committee specifically believes that compensation philosophy and programs of Chevron should:

•	link rewards to business results and stockholder returns;

•	encourage creation of long-term stockholder value and achievement of strategic objectives;

•	target management salary range structure and award opportunities at the market median, with opportunity to pay in the upper or lower quartile for superior or below-average performance results;

▲	market defined as major oils (primary) and other large capital intensive businesses (secondary);

•	maintain an appropriate balance between base salary, short-term and long-term incentive opportunities, with more compensation at risk at the higher salary grades;

•	attract and retain the highest caliber personnel on a long-term basis; and

•	provide motivational programs to focus on long-term retention needs through pay management, leadership development and growth opportunities.
The Committee considers the competitive position of other major companies in the energy industry when determining executive compensation target levels, such as: Amerada Hess, BP, ConocoPhillips, ExxonMobil, Marathon, Occidental, Sunoco, Unocal (2004 performance year reported in 2005), Shell US and Valero Energy. In addition, the Company’s competitive position is reviewed against approximately 20 major capital-intensive international companies spanning a wide range of industries. The general industry comparators were chosen because of similar business characteristics as well as relatively equivalent scope and complexity of operations.
The competitors listed on the performance graph (page 25) are the primary competition in the marketplace where Chevron operates and comprise the competitor peer group for determining relative Total Stockholder Return (TSR), which is stock price appreciation plus dividends on a reinvested basis. Royal Dutch Shell plc is used in place of Shell US because Shell US is not a publicly traded company.
Key Elements of Executive Compensation
Chevron’s executive compensation program consists of three elements: Base Pay, Short-Term Incentives and Long-Term Incentives. For senior executives, the Committee believes short-term and long-term incentive pay, linked to Chevron’s financial performance, should represent half or more of their total compensation opportunity. In 2005, 82 percent of the Chairman and CEO’s compensation was at risk and 74 percent was at risk for the other named officers.
No specific formula is used to weigh the various performance factors used in determining the amount of compensation or the allocation of compensation to base salary, bonus and long-term incentives. The weight given each factor with respect to each element of compensation is within the discretion and judgment of the Committee. The Committee also takes the appropriateness of the entire package into account, including the impact on employee benefits, when evaluating each element of compensation. The appropriateness is tested against both energy industry peers and the general industry benchmarks based on data supplied by the Committee’s outside consultant.
Base Pay

•	Average executive base salaries are benchmarked to similar type positions of the ten oil competitors. When establishing the salary structure, the Committee also

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reviews non-oil pay information. This analysis is provided by its external consultant to ensure compensation opportunity is appropriate on a broad industry basis and with respect to local or geographic competitive markets.

•	Actual salaries vary by individual and are based on sustained performance toward achievement of Chevron’s goals, objectives and strategic intents. The Committee reviews and approves corporate goals and objectives relevant to the compensation of the CEO and other executive officers.

•	At least annually, the Committee in conjunction with the Board Nominating and Governance Committee evaluates the CEO’s performance in light of such goals and objectives, leads a discussion of the full Board with respect to the evaluation and communicates the results to the CEO.

•	Executive salaries and proposed changes are reviewed and approved by the Committee. The Committee also considers experience and current salary compared to market rates when considering salary actions.
Short-Term Incentive (Management Incentive Plan)

•	The Management Incentive Plan (MIP) is an annual cash incentive plan which links awards to performance results of the prior year. Individual target awards vary by salary grade and are based on the competitive annual bonus practices of oil competitors, with reference to the award levels of the general industry comparator group. In any given year, actual individual awards vary from zero to 200 percent of target or more, reflecting Chevron’s business results and performance at the business unit and individual level.

•	Awards are based on the Committee’s assessments of performance versus objectives and performance versus the peer competitor group. An individual’s actual award is based on three components, with each component weighted equally. The components are: corporate results, operating company/ Strategic Business Unit (SBU)/staff results and a Leadership Performance Factor (LPF). The LPF is based on personal contribution in achieving business results and leadership behaviors demonstrated in achieving the results. Although a formula of specifically weighted factors is not used to determine the total MIP fund available or the reporting unit ratings, the corporate component is heavily influenced by financial metrics while the reporting unit ratings are a balance of financial and operational metrics.

•	Corporate, operating company and SBU financial and strategic objectives are set at the beginning of each year. Financial objectives are developed for: earnings, Return On Capital Employed (ROCE), cash flow, operating expense and other key operating measures. Non-financial measures such as safety, diversity and reliability are also included in the evaluation process. Results are measured against internal objectives and against external oil competitor results.

•	An individual’s key job responsibilities and objectives are also established at the beginning of each year. Individual objectives include achievement of business unit financial goals as well as targets related to business operations (e.g., refinery throughput, production volumes, product quality, safety, environmental performance, etc.). Performance assessments are also made on other factors including diversity, leadership, teamwork, communication, developing employees, creativity and innovation, and building partnerships.

•	The corporate performance assessment is the same for all MIP participants. Individuals will have different operating

Board Operations (Continued)

company, SBU and leadership performance assessments.
Long-Term Incentive (Long-Term Incentive Plan)

•	The Long-Term Incentive Plan (LTIP) is designed to align the interests of executives with stockholders and to provide each executive with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Individual grants vary by salary grade, and are based on valuations of grants made by the oil competitors. These valuations are provided by the Committee’s external consultant. Review of general industry grant levels is also done for calibration. Grants are typically in the form of non-qualified stock options and performance shares. Each year a limited number of above standard or below standard awards may be granted on a case-by-case basis to certain individuals when performance merits. The Committee may also make restricted stock unit grants to key management employees for retention purposes as warranted by business conditions.

•	Non-Qualified Stock Options (NQSOs) are awarded at market price on the day of grant, vest one-third after one year, two-thirds after two years and 100 percent after three years. Options have a ten-year term. Their ultimate value depends entirely on appreciation of Chevron Stock. The Committee does not grant discounted options or reprice outstanding options.

•	Performance Shares have an ultimate value (denominated in shares of Chevron Stock) tied to TSR as compared to TSR of the peer group competitors. Performance shares have a three-year vesting period, with a performance modifier based on relative TSR ranking that can vary from 0 percent to 200 percent, as determined by the Committee.
Corporate Officer Stock Ownership
Because the Committee believes in linking the interest of management and stockholders, the Board approved stock ownership guidelines for Chevron executives in 2001, based on a multiple of base salary: CEO 5 times; Vice Chairman, Executive Vice Presidents and Chief Financial Officer 4 times; all other corporate Officers 2 times and other senior executives 1.5 times. Executives are expected to achieve targets within 5 years of assuming their position. The CEO and all other named executives achieved their ownership guidelines at year-end 2004, or two years ahead of the Committee’s recommended timeline. Chevron corporate officers as a whole own approximately 5 times base salary.
Tax Deductibility of Executive Compensation
Under Section 162(m) of the Internal Revenue Code, Chevron generally receives an annual federal income tax deduction for compensation paid to the CEO and other four most highly paid executives only if the compensation is less than $1 million or is performance-based. The awards granted under both the MIP and LTIP, including the material terms and performance goals as approved by stockholders, qualify as performance-based compensation and thus are fully tax-deductible for Chevron. The MIP performance-based criteria were reaffirmed by stockholders in 2002, and the LTIP plan was re-approved in April 2004. The Committee intends to continue seeking a tax deduction for all executive compensation, to the extent it is in the best interest of Chevron and its stockholders.
2005 CEO Compensation
Executive level salary ranges are adjusted, as necessary, to maintain competitiveness with the competitor group. Individual salaries are maintained within the appropriate range for each position, including the CEO position, and

Board Operations (Concluded)

are reviewed annually. In determining a competitive base salary for Mr. O’Reilly, the Committee considered his level of responsibility and contributions to the success of Chevron, the size and complexity of the business and his relative compensation position with respect to the peer group, both within the oil industry and general industry.
Prior to 2004, Mr. O’Reilly’s base salary had been low in the competitive range for both the energy industry comparator group as well as the general industry comparator group. Based on recommendations by the Committee’s consultant, the Committee increased Mr. O’Reilly’s base salary in 2004 to position him in the middle of the range for CEOs within both the energy industry comparator group and the general industry group.
Given his base salary position relative to the peer group, the Committee chose to maintain his base salary level in 2005 and increase his target pay at risk by increasing his annual bonus target for the 2005 performance year.
Chevron’s MIP has the same award determination rules for all participants. The CEO award is based solely on Corporation and individual performance. The MIP awards granted to Mr. O’Reilly and to the other four highest-paid officers for the past three performance years are presented in the Summary Compensation Table on page 21. The Committee considered:

•	the second consecutive year of record financial results;

•	strengthening the Corporation’s asset base through the acquisition of Unocal;

•	maintaining the Company’s strong ROCE position in an extremely competitive environment; and

•	the significant improvement in safety across all measures.
Chevron’s LTIP has the same grant determination rules for all LTIP participants. Grants to Mr. O’Reilly and the other four highest-paid officers are presented in the compensation tables on pages 21 and 22. Based on data provided by its outside consultant, the Committee believes this grant is reasonable and well within competitive practice for his level of responsibilities. Mr. O’Reilly’s current grant value positions him very competitively with the ten oil industry group but below the average of the general industry benchmark companies.
Within the framework described above for base salary, annual bonus and long-term incentive grants, the Committee tries to maintain a competitive position for each of the three components (base salary, annual bonus and long-term incentives) with the vast majority of Mr. O’Reilly’s total compensation based on variable, performance-based results. Based on the data supplied by the Committee’s outside consultant and his performance, the Committee believes Mr. O’Reilly’s total compensation is appropriate.
Respectfully submitted on February 22, 2006, by members of the Management Compensation Committee of your Board:

Samuel H. Armacost, Chairperson
Robert J. Eaton
Carla A. Hills
Ronald D. Sugar

Executive Compensation

SUMMARY COMPENSATION TABLE

					Long-Term Compensation

		Annual Compensation			Awards		Payouts

					Restricted	Securities	Vested
			Bonus	Other	Stock Unit	Underlying	Performance	All Other
Name and		Salary	(Year Earned)	Compensation(1)	Awards(2)	Options(3)	Units	Compensation(4)
Principal Position	Year	($)	($)	($)	($)	(#)	($)	($)

D.J. O’Reilly	2005	$1,550,000	$3,500,000	$51,083	—	425,000	$3,575,250	$124,000
Chairman	2004	$1,506,250	$3,950,000	$84,714	—	460,000	$841,120	$120,500
	2003	$1,312,500	$3,150,000	—	—	460,000	$3,255,200	$105,000

P.J. Robertson	2005	$879,583	$1,500,000	—	—	180,000	$1,532,250	$70,367
Vice-Chairman	2004	$806,667	$1,575,000	—	—	200,000	$328,563	$64,533
	2003	$723,750	$1,365,000	—	$1,137,700	200,000	$712,075	$57,900

P.A. Woertz	2005	$685,417	$850,000	—	—	115,000	$825,713	$54,833
Executive Vice	2004	$635,417	$1,210,000	—	—	120,000	$254,965	$50,833
President	2003	$585,417	$945,000	—	$880,800	120,000	$712,075	$46,833

J.S. Watson	2005	$635,417	$1,000,000	—	—	115,000	$825,713	$50,833
Vice President	2004	$576,667	$1,155,000	—	—	120,000	$183,995	$46,133
	2003	$502,500	$945,000	—	$880,800	120,000	$712,075	$40,200

G.L. Kirkland	2005	$618,750	$1,000,000	—	—	115,000	$595,875	$49,500
Executive Vice	2004	$519,583	$945,000	—	—	90,000	$183,995	$41,567
President	2003	$456,875	$787,500	—	$477,100	90,000	$528,970	$36,550

(1)	For security reasons, D.J. O’Reilly uses company aircraft for both business and personal travel when judged appropriate. Included for D.J. O’Reilly is $27,551 for 2005 and $61,716 for 2004 for his personal use of company aircraft based on estimated incremental costs to the Company. Also included for D.J. O’Reilly is $20,700 for 2005 for financial counseling services.

(2)	As of December 31, 2005, the aggregate number of restricted stock units held by the named officers are as follows: P.J. Robertson, 33,592 with an aggregate market value of $1,907,036; P.A. Woertz, 26,007 with an aggregate market value of $1,476,415; J.S. Watson, 26,007 with an aggregate market value of $1,476,415; G.L. Kirkland, 14,087 with an aggregate market value of $799,725.

On June 25, 2003, the named officers received the following restricted stock unit awards (adjusted for the September 10, 2004 two-for-one stock split); P.J. Robertson, 31,000 units; P.A. Woertz, 24,000 units; J.S. Watson, 24,000 units and G.L. Kirkland, 13,000 units. Fifty percent of the units subject to the award will be vested on the fourth anniversary of the grant date and 50 percent will be vested on the eighth anniversary of the grant date.

Dividend equivalents are paid on the restricted stock units and are converted into additional restricted stock units as of the dividend payment date.

(3)	The number of securities underlying stock options has been adjusted for the Company’s September 10, 2004 two-for-one stock split.

(4)	Includes Chevron’s contributions to the Employee Savings Investment Plan and allocations under the Employee Savings Investment Plan Restoration Plan. For 2005, contributions under the Employee Savings Investment Plan were $16,800 for each of the named individuals. Contributions under the ESIP Restoration Plan for the named individuals were as follows: D.J. O’Reilly, $107,200; P.J. Robertson, $53,567; P.A. Woertz, $38,033; J.S. Watson, $34,033; G.L. Kirkland, $32,700.

Executive Compensation (Continued)

LONG-TERM INCENTIVE PLAN— 2005 PERFORMANCE SHARES AWARDS TABLE

	Number of	Performance	Estimated Future Payout(1)
	Performance	Period Until
Name	Shares Granted	Payout	Threshold	Target	Maximum

D.J. O’Reilly	66,000	3 Years	33,000	66,000	132,000
P.J. Robertson	28,000	3 Years	14,000	28,000	56,000
P.A. Woertz	18,000	3 Years	9,000	18,000	36,000
J.S. Watson	18,000	3 Years	9,000	18,000	36,000
G.L. Kirkland	18,000	3 Years	9,000	18,000	36,000

(1)	Expressed in number of performance shares. The cash payout, if any, occurs on the third anniversary of the date of grant in an amount equal to the performance modifier multiplied by the number of shares multiplied by the 20-day trailing average price of Chevron Stock at the end of the performance period. The performance modifier is based on the Corporation’s Total Stockholder Return (TSR) for the three-year period compared to the TSR of each company in the Corporation’s peer group. The modifier for the Corporation’s positioning as best TSR to lowest TSR is 200%, 150%, 100%, 50%, 0%. The “Threshold” represents the lowest payout unless the modifier is 0%, which will result in no payout.

OPTION GRANTS IN LAST FISCAL YEAR TABLE

		Individual
		Grants
		Percentage
		of Total
	Number of	NQSOs/			Potential Realizable Value After 10 Years
	Securities	SARs			Based on Assumed Compounded Annual
	Underlying	Granted to	Exercise or		Rates of Stock Price Appreciation
	Options	Employees	Base Price	Expiration
Name	Granted(1)	in 2005	(per Share)(3)	Date	0% per Year	5% per Year	10% per Year

D.J. O’Reilly	425,000	4.9%	$56.76	6/29/15	—	$15,172,500	$38,445,500
P.J. Robertson	180,000	2.1%	$56.76	6/29/15	—	$6,426,000	$16,282,800
P.A. Woertz	115,000	1.3%	$56.76	6/29/15	—	$4,105,500	$10,402,900
J.S. Watson	115,000	1.3%	$56.76	6/29/15	—	$4,105,500	$10,402,900
G.L. Kirkland	115,000	1.3%	$56.76	6/29/15	—	$4,105,500	$10,402,900

Chevron Equity Compensation Plans
NQSO Stock Price/ Share			$56.76		$56.76	$92.46	$147.22

Total Chevron 2005 NQSO’s/ SAR’s granted	8,717,945 (2)					$311,230,637	$788,625,305

All Stockholders(4)	2,232,686,670				—	$79,706,914,119	$201,968,836,168

Optionee Gain as % of All Stockholders’ Gain						0.39%	0.39%

(1)	NQSOs have a 10-year term and are generally vested 33.33 percent at each anniversary of the date of grant for three years.
(2)	Excludes 1,344,296 (merger-adjusted) NQSOs/ SARs granted by Unocal Corporation on February 8, 2005, before the Chevron and Unocal merger, at a merger-adjusted exercise price of $46.1298 per share.
(3)	The exercise or base price was the fair market value on the date of grant, which was June 29, 2005.
(4)	Represents the potential aggregate increase in market capitalization of Chevron based upon 2,232,686,670 outstanding shares of Chevron Stock as of December 31, 2005.

Executive Compensation (Continued)

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUE TABLE

	Shares				Value of Unexercised
	Acquired on	Value	Unexercised Shares		In-the-Money Shares

Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

D.J. O’Reilly	0	0	1,947,199	885,001	$28,364,470	$6,060,933
P.J. Robertson	17,800	$456,837	747,999	380,001	$11,121,298	$2,635,147
P.A. Woertz	27,200	$498,613	500,000	235,000	$7,346,900	$1,581,150
J.S. Watson	16,600	$303,118	391,400	235,000	$5,820,653	$1,581,150
G.L. Kirkland	37,400	$784,897	320,000	205,000	$4,585,663	$1,186,150
TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
In 2000, your Board adopted the Change-in-Control Benefit Protection Program and the Change in Control Surplus Employee Severance Program for Salary Grades 41 and Above to provide employees with benefit protection and to retain employees in the event of a change-in-control. The Board amended the plan in December 2005.
In the event of a change-in-control, executive officers are generally entitled to the following enhanced benefits:

•	unvested benefits under retirement plans become fully vested;

•	outstanding stock options are converted into options of the acquiring company;

•	payouts on outstanding performance shares must be at least equal to target amounts; and

•	bonuses under the Management Incentive Plan for the year in which the change-in-control occurs must be equal to, at a minimum, target amounts.
In the event of a change-in-control, if an executive officer is terminated for any reason other than for cause or if the executive officer resigns as a result of a demotion, the executive officer will receive:

•	severance benefits up to a maximum of 2.5 times the executive officer’s salary and target bonus;

•	immediate vesting of any unvested stock options;

•	immediate vesting on a prorated basis for other incentive awards such as performance shares and MIP bonuses;

•	gross-up payments for excise tax liability, if any, up to 2.99 times the executive officer’s salary and bonus;

•	insurance coverage protected for two years; and

•	a trust fund established to secure payment of any vested but unpaid benefits.
For the foregoing purposes, a “change-in-control” would occur if:

•	anyone acquired 20 percent or more of Chevron Stock (other than from Chevron itself); or

•	the current Directors and those elected in normal circumstances cease to be a majority of the Board; or

•	a merger or other business combination occurs and Chevron’s stockholders receive less than 55 percent of the resulting equity.

Executive Compensation (Continued)

ADMINISTRATIVE SERVICES FOR RETIRED EXECUTIVES
It is customary for the Corporation to provide office space, as well as an administrative assistant available for shared use, to retired Chairmen and Vice-Chairmen of the Corporation. The aggregate incremental cost of these services to the Corporation is currently approximately $179,000 per person per year.
PENSION PLAN TABLE

	Years of Benefit Accrual Service

Remuneration*	20	25	30	35	40

$1,500,000	$480,000	$600,000	$720,000	$840,000	$960,000
$1,750,000	$560,000	$700,000	$840,000	$980,000	$1,120,000
$2,000,000	$640,000	$800,000	$960,000	$1,120,000	$1,280,000
$2,250,000	$720,000	$900,000	$1,080,000	$1,260,000	$1,440,000
$2,500,000	$800,000	$1,000,000	$1,200,000	$1,400,000	$1,600,000
$2,750,000	$880,000	$1,100,000	$1,320,000	$1,540,000	$1,760,000
$3,000,000	$960,000	$1,200,000	$1,440,000	$1,680,000	$1,920,000
$3,250,000	$1,040,000	$1,300,000	$1,560,000	$1,820,000	$2,080,000
$3,500,000	$1,120,000	$1,400,000	$1,680,000	$1,960,000	$2,240,000
$3,750,000	$1,200,000	$1,500,000	$1,800,000	$2,100,000	$2,400,000
$4,000,000	$1,280,000	$1,600,000	$1,920,000	$2,240,000	$2,560,000
$4,250,000	$1,360,000	$1,700,000	$2,040,000	$2,380,000	$2,720,000
$4,500,000	$1,440,000	$1,800,000	$2,160,000	$2,520,000	$2,880,000
$4,750,000	$1,520,000	$1,900,000	$2,280,000	$2,660,000	$3,040,000
$5,000,000	$1,600,000	$2,000,000	$2,400,000	$2,800,000	$3,200,000
$5,250,000	$1,680,000	$2,100,000	$2,520,000	$2,940,000	$3,360,000
$5,500,000	$1,760,000	$2,200,000	$2,640,000	$3,080,000	$3,520,000

*	For plan purposes, this means (1) average annual salary over the highest paid 36 months plus (2) the average of the three highest MIP awards during the last ten years of employment.
Employees who meet the age, service and other requirements of the Corporation’s pension plans are eligible for a pension after retirement. The table shows the approximate yearly benefit that would be paid to an employee in the top compensation and period of service categories. The table reflects a single life annuity form of payment. Retiring employees may also elect to receive an equivalent lump-sum payment instead of an annuity. The pension formula also includes a reduction for Social Security that is not a material portion of the benefit.
Under the Corporation’s plans, covered compensation for the named executive officers includes the highest average salary and bonuses in the last ten years of employment. At December 31, 2005, the covered compensation and years of service were as follows:
D.J. O’Reilly $4,495,833 (37 years);
P.J. Robertson $2,020,000 (32 years);
P.A. Woertz $1,565,167 (29 years);
J.S. Watson $1,459,167 (25 years); and
G.L. Kirkland $1,265,583 (31 years).

Executive Compensation (Continued)

PERFORMANCE GRAPH
The stock performance graph below shows how an initial investment of $100 in Chevron Stock would have compared with an equal investment in the S&P 500 Index or the Competitor Peer Group. The Competitor Peer Group companies are those with which the Corporation competes directly and against which for a number of years it has measured its performance for purposes of calculating grants under its MIP and its LTIP. The comparison covers a five-year period beginning December 31, 2000 and ending December 31, 2005 and is weighted by market capitalization as of the beginning of each year. It includes the reinvestment of all dividends that an investor would be entitled to receive. The interim measurement points show the value of $100 invested on December 31, 2000 as of the end of each year between 2001 and 2005.
Peer Group: BP p.l.c.-ADS, Exxon Mobil, Royal Dutch Shell plc-ADR and ConocoPhillips

Executive Compensation (Continued)

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information as of December 31, 2005 with respect to the Corporation’s equity compensation plans:

			Number of securities
			remaining available for
	Number of securities to be	Weighted-average exercise	future issuance under
	issued upon exercise of	price of outstanding	equity compensation plans
	outstanding options,	options, warrants and	(excluding securities
	warrants and rights	rights	reflected in column (a))
Plan Category (1)	(a)	(b)	(c)

Equity compensation plans approved by security holders(2)	43,475,139 (3)	$45.19 (4)	142,894,496 (5)

Equity compensation plans not approved by security holders(6)	3,241,226 (7)	$38.16 (8)	— (9)

Total	46,716,365	$44.94	142,894,496

(1)	The table does not include information for employee benefit plans of Chevron and subsidiaries intended to meet the qualification requirements of Section 401(a) of the Internal Revenue Code and certain foreign employee benefit plans which are similar to Section 401(a) plans. Section 401(a) plans can generally be described as retirement plans intended to meet the tax qualification requirements of the Internal Revenue Code.

The table also does not include information for equity compensation plans assumed by Chevron in mergers and securities outstanding thereunder at December 31, 2005. The number of securities to be issued upon exercise of outstanding options, warrants and rights under plans assumed in mergers and outstanding at December 31, 2005 was 18,563,044 and the weighted-average exercise price (excluding restricted stock units and other rights for which there is no exercise price) was $45.62. No further grants or awards can be made under these assumed plans; however, certain of the assumed plans provide for restoration options when company stock or stock equivalents are tendered as consideration for the exercise price of the outstanding stock option grants.

(2)	Consists of two plans: the Chevron Corporation Long-Term Incentive Plan and the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan. Stock options, restricted stock, restricted stock units and performance shares are awarded under LTIP. Employee stock purchase plan shares are issued under the sub-plans of LTIP for certain non-US locations. Restricted stock, stock units and retainer stock options are awarded under the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan.

(3)	Consists of 42,292,496 stock options (including retainer stock options), 183,730 restricted stock units, 171,463 stock units and 827,450 performance shares (granted prior to 2004) outstanding as of December 31, 2005. Performance shares are notional and the value depends on the application of a performance multiplier (from 0 to 2) determined based on the Company’s total shareholder return relative to a peer competition group over a 3-year period. Performance shares may be settled in cash or stock; however, it is our policy to settle all awards in cash unless the awards are deferred under the Chevron Corporation Deferred Compensation Plan for Management Employees (the Deferred Compensation Plan). Performance shares granted on or after April 28, 2004, may be settled only in cash except that any amount deferred in the Chevron stock fund under the Deferred Compensation Plan will be settled in stock. Any deferral in the Chevron stock fund under the Deferred Compensation Plan is disclosed in the table under Equity compensation plans not approved by security holders and footnote (7).

There are no outstanding rights under the non-US employee stock purchase plans as of December 31, 2005.

(4)	The price reflects the weighted average exercise price of stock options under LTIP and the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan.

(5)	A revised and restated LTIP was approved by the stockholders on April 28, 2004. The maximum number of shares that can be issued under the revised and restated LTIP is 160,000,000. The LTIP has 142,333,399 securities that remain available for issuance. Awards granted under the revised and restated LTIP that are settled in cash or that are deferred under the Deferred Compensation Plan will not deplete the maximum number of shares that can be issued under the plan.

The Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan has 561,097 securities that remain available for issuance. Total shares for which awards may be granted under the plan will not exceed 800,000 shares.

(6)	This category consists of two plans: the Chevron Corporation 1998 Stock Option Program for U.S. Dollar Payroll Employees (1998 Stock Option Program) (described in Note 23, “Stock Options and Other Share-Based

Executive Compensation (Concluded)

Compensation” of Notes to the Consolidated Financial Statements contained in the Corporation’s Annual report on Form 10-K for the year ended December 31, 2005) and the Deferred Compensation Plan (which allows eligible employees to defer receipt of certain compensation until retirement or termination of employment).

(7)	1,549,104 stock options were outstanding as of December 31, 2005 under the 1998 Stock Option Program. The 1998 Stock Option Program is a broad based stock option plan adopted by the Board of Directors of the Company on January 28, 1998, effective February 11, 1998, under which a one-time grant of stock options was made to each eligible employee to purchase between 200 and 600 shares at an exercise price of $38.16 per share. Outstanding options vested under the plan on February 11, 2002, and expire on February 11, 2008 or 180 days after the date the option holder’s employment with the Company ends. No further options can be granted under the 1998 Stock Option Program.

1,692,122 Chevron Stock Fund units were allocated to participant accounts as of December 31, 2005, under the Deferred Compensation Plan. The Deferred Compensation Plan is intended to qualify as an unfunded ERISA pension plan maintained by an employer for a select group of management or highly compensated employees, as described in 26 C.F.R. § 2520.104-23(d). The plan allows participants to defer receipt of earned salary and awards under certain Corporation benefit plans and to invest such deferred amounts in a range of deemed investment alternatives, including, but not limited to, investment in notional units valued with reference to a Chevron Stock Fund. A participant may elect to transfer amounts already credited to his or her deferral account among any of the available investment funds by following the procedures prescribed by the Management Compensation Committee. A participant’s deferral account is distributed in cash, except that amounts valued with reference to the Chevron Stock Fund will be distributed in stock.

(8)	Represents the exercise price for outstanding options under 1998 Stock Option Program. There is no exercise price for outstanding rights under the Deferred Compensation Plan.

(9)	No further options can be granted under the 1998 Stock Option Program.

Current provisions of the Deferred Compensation Plan do not provide for a limitation on the number of shares available under the plan. The total actual distribution of stock under the Deferred Compensation Plan was 255,828 shares in 2005 and 111,426 shares in 2004.

Stock Ownership Information

DIRECTORS’ AND EXECUTIVE OFFICERS’ STOCK OWNERSHIP
The following table shows the ownership interest in Chevron Stock as of March 1, 2006 for each non-employee Director, each of our five most highly paid executive officers in 2005 and all non-employee Directors and all executive officers as a group. No non-employee Director or executive officer owns 1 percent or more of the outstanding shares of Chevron Stock, nor do the non-employee Directors and executive officers as a group.

Name	Shares Beneficially		Stock
(“•” denotes a non-employee Director)	Owned(1)		Units(2)	Total(3)

Samuel H. Armacost•	27,135	(4)	11,142	38,277
Linnet F. Deily•	50		0	50
Robert E. Denham•	6,061		8,035	14,096
Robert J. Eaton•	41,475	(4)	17,090	58,565
Sam Ginn•	22,297		22,745	45,042
Carla A. Hills•	13,371		11,514	24,885
Franklyn G. Jenifer•	13,683		23,097	36,780
George L. Kirkland	347,534		18,429	365,963
Sam Nunn•	17,509		22,633	40,142
David J. O’Reilly	2,037,175		101,886	2,139,061
Donald B. Rice•	28,950		0	28,950
Peter J. Robertson	804,579		49,816	854,395
Charles R. Shoemate•	12,738		20,965	33,703
Ronald D. Sugar•	818		3,861	4,679
Carl Ware•	11,246		11,227	22,473
John S. Watson	407,507		55,113	462,620
Patricia A. Woertz	505,221		71,070	576,291
Non-employee Directors and executive officers as a group (23 persons)	5,245,787		518,658	5,764,445

(1)	In accordance with SEC rules, amounts shown include shares that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days as follows: 13,424 shares for Mr. Eaton, 320,000 shares for Mr. Kirkland, 13,424 shares for Sen. Nunn, 1,947,199 shares for Mr. O’Reilly, 747,999 shares for Mr. Robertson, 5,372 shares for Mr. Ware, 391,400 shares for Mr. Watson, 500,000 shares for Ms. Woertz, and 4,655,200 shares for all Directors and all executive officers as a group. For executive officers, the amounts shown include shares held for them in trust under the Employee Savings Investment Plan or the Texaco Supplemental Thrift Plan. For non-employee Directors, the amounts shown include shares of restricted Chevron Stock awarded under the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan.

(2)	Stock units do not carry voting rights and may not be sold. They do, however, represent the equivalent of economic ownership of Chevron Stock, since the value of each unit is measured by the price of Chevron Stock. For non-employee Directors, these are stock units awarded under the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan and the Texaco Inc. Director and Employee Deferral Plan and may ultimately be paid in shares of Chevron Stock. For executive officers, these include stock units awarded under the LTIP or deferred under the Chevron Deferred Compensation Plan for Management Employees and may ultimately be paid in shares of Chevron Stock. Also for executive officers, these include stock units under the ESIP Restoration Plan that will ultimately be paid in cash.

(3)	Amounts shown include the individual’s shares beneficially owned as described in Note 1 plus the individual’s stock units owned as described in Note 2.

(4)	Includes the following number of shares held in the name of family members: Mr. Armacost, 2,200 shares and Mr. Eaton, 3,080 shares.
OTHER SECURITY HOLDERS
Chevron does not know of any person who has or shares voting and/or investment power with respect to more than 5 percent of the shares of Chevron Stock.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act requires Directors and executive officers to file, with the SEC, the NYSE and Chevron, reports of initial ownership and changes in ownership of Chevron equity securities.
Based solely on a review of the reports furnished to Chevron, we believe that during 2005 all of our Directors and executive officers timely filed all reports they were required to file under Section 16(a).

Ratification of Independent Registered
Public Accounting Firm

(Item 2 on the proxy form)
The Audit Committee, which is composed entirely of independent Directors, has selected PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the independent registered public accounting firm to audit the consolidated financial statements of Chevron and its subsidiaries for 2006 and Chevron’s management assessment of and the effectiveness of internal control over financial reporting. Your Board has endorsed this appointment. PricewaterhouseCoopers previously audited the consolidated financial statements of Chevron during the two years ended December 31, 2005 and Chevron’s management assessment of and the effectiveness of internal control over financial reporting as of December 31, 2005. During each of the two years ended December 31, 2005, PricewaterhouseCoopers provided both audit and non-audit services.
Principal Accountant Fees and Services
Aggregate fees for professional services rendered for the Corporation by PricewaterhouseCoopers for the years ended December 31, 2005 and 2004, were as follows (millions of dollars):

Services Provided	2005	2004

Audit	$26.0	$24.8
Audit Related	3.3	2.0
Tax	1.8	8.2
All Other	0.1	0.1

Total	$31.2	$35.1

The Audit fees for the years ended December 31, 2005 and 2004 were for the audits of the consolidated financial statements of the Corporation, statutory and subsidiary audits, issuance of consents, assistance with and review of documents filed with the SEC and Chevron’s management assessment of and the effectiveness of internal control over financial reporting.
The Audit Related fees for the years ended December 31, 2005 and 2004 were for assurance and related services for employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.
Tax fees for the years ended December 31, 2005 and 2004 were for services related to tax compliance, including the preparation of tax returns and claims for refund; and tax planning and tax advice, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions, tax services for employee benefit plans and requests for rulings or technical advice from tax authorities.
All Other fees for the years ended December 31, 2005 and 2004 included services rendered for software licenses, subscriptions, benchmark studies and surveys.
Audit Committee Pre-Approval Policies and Procedures
The 2005 audit and non-audit services provided by PricewaterhouseCoopers were approved by the Audit Committee. The non-audit services which were approved by the Audit Committee were also reviewed to ensure compatibility with maintaining the accounting firm’s independence.
The Audit Committee implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by PricewaterhouseCoopers and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the accounting firm. The services and fees must be deemed

Ratification of Independent Registered
Public Accounting Firm (concluded)

compatible with the maintenance of the accounting firm’s independence, including compliance with SEC rules and regulations.
Throughout the year, the Audit Committee reviews any revisions to the estimates of audit and non-audit fees initially approved.
Representatives of PricewaterhouseCoopers will be present at the Annual Meeting, will have an opportunity to make statements if they desire and will be available to respond to appropriate questions. If the stockholders do not ratify the appointment of PricewaterhouseCoopers, the Audit Committee will select another independent registered public accounting firm for the following year.
Your Board unanimously recommends that you vote FOR the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm.

Stockholder Proposals

2006 QUALIFYING STOCKHOLDER PROPOSALS
Your Board welcomes dialogue on the topics presented in the stockholder proposals on the following pages. Chevron is continually striving to proactively and transparently communicate on these and other issues of interest to the Company and its stockholders. Some of the following stockholder proposals contain assertions about Chevron that we believe are incorrect. Your Board has not attempted to refute all these inaccuracies. However, your Board has seriously considered each proposal and recommended a vote based on the specific reasons as set forth in each Board response. Errors in the stockholder proposals were not corrected by the Company.
The Company received a number of proposals requesting specific reports. As a general principle, your Board opposes developing specially requested reports because producing such reports is an inefficient use of Company resources when the issues are addressed sufficiently through existing Company communication vehicles. Moreover, your Board believes that stockholders benefit from reading about these issues in the context of the other activities of the Company rather than in isolation. Many of the issues included in the following stockholder proposals are discussed in the Company’s Corporate Responsibility Report, the Company’s Annual Report and this Proxy Statement. Additional information on the Company’s corporate governance and corporate social responsibility philosophies and initiatives are available on its Web site at www.chevron.com.
Your Board urges stockholders to read the Proxy Statement, the Annual Report and the Corporate Responsibility Report, as well as the other information presented on the Chevron Web site.
SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS
Chevron’s Restated Certificate of Incorporation adopted on May 9, 2005 precludes taking actions on any proposal that is not included in the Proxy Statement unless the Board decides to waive the restriction.
If a stockholder wishes to present a proposal for action at the Annual Meeting in 2007, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. One of the requirements is that the proposal be received by the Corporate Secretary no later than November 20, 2006. Proposals we receive after that date will not be included in the Proxy Statement or acted upon at the 2007 Annual Meeting. We urge stockholders to submit proposals by overnight mail addressed to Chevron Corporation, Attn: Corporate Secretary, 6001 Bollinger Canyon Road, San Ramon, CA 94583, electronically by e-mail to corpgov@chevron.com or by facsimile to (925) 842-2846.
We will provide the name, address and share ownership of the stockholder submitting a qualifying proposal upon a stockholder’s oral or written request.

Stockholder Proposals (Continued)

STOCKHOLDER PROPOSAL TO AMEND COMPANY BY-LAWS TO INCLUDE PROPONENT REIMBURSEMENT
(Item 3 on the proxy form)
It is hereby RESOLVED that pursuant to Section 109 of the Delaware General Corporation Law, 8 Del. C. § 109, and Article VII of the Company’s by-laws, Article IV of the Company’s by-laws, entitled “Meetings of Stockholders,” is hereby amended to add a new “Section 6, Reimbursement,” as follows:
Article IV, Section 6. Reimbursement

If a stockholder or a group of stockholders (the “Proponent”) submits a proposal that is included in the Corporation’s proxy statement pursuant to SEC Rule 14a-8 and is approved by the necessary stockholder vote as provided in Section 216 of the Delaware General Corporation Law, or as otherwise provided in these By-laws or the Corporation’s Certificate of Incorporation, the Corporation shall reimburse the Proponent for all reasonable costs and expenses incurred in presenting the proposal for stockholder consideration, including costs and expenses incurred in opposing any efforts by the Corporation to exclude the proposal from the Corporation’s proxy materials, provided that such reimbursement shall not exceed the amount spent by the Corporation in efforts to exclude the proposal from the Corporation’s proxy materials or in soliciting votes in opposition to such proposal, whichever is greater.

This Section shall be effective immediately and automatically as of the date it is approved by the vote of stockholders in accordance with Article VII.
Supporting Statement:
I believe that a shareholder that initiates a proposal that is supported by a majority (or requisite supermajority) of shareholders, performs a service that benefits fellow shareholders and the Company. In such instances, the initiating shareholder captures only a limited fraction of the produced benefits but has to bear fully the incurred “campaign expenses” involved in initiating and making the case for the proposal and possibly also in countering efforts by the Company to exclude the proposal or to persuade shareholders to vote against it. Thus, in the absence of reimbursement, I believe that shareholders have insufficient incentives to initiate beneficial proposals. The proposed bylaw amendment would require reimbursement only for proposals that obtain substantial shareholder support, thus encouraging beneficial proposals without encouraging or rewarding the submission of nuisance proposals that are unlikely to be supported by a significant number of shareholders.
Additionally, except when the Company expends significant funds in fighting a proposal which a majority of shareholders ultimately support, the amount of the reimbursement typically will be small. Thus, the proposal encourages the Board of Directors to carefully consider whether a proposal has merit and is likely to be supported by shareholders before expending significant Company resources attempting to exclude the proposal from the Company’s proxy statement or to solicit proxies in opposition to the proposal.

Stockholder Proposals (Continued)

YOUR BOARD’S RECOMMENDATION AGAINST THE PROPOSAL TO AMEND COMPANY BY-LAWS TO INCLUDE PROPONENT REIMBURSEMENT
Your Board believes reimbursement of stockholder proposal expenses is unnecessary to ensure robust use of the current stockholder proposal process and is an imprudent use of stockholder funds that does not serve the best interest of our stockholders. Therefore, your Board recommends you vote AGAINST this proposal.
The cost of submitting a stockholder proposal is typically minimal as the proponent states, yet each proposal submitted to the Company receives the highest level of review within the executive management, by the Board Nominating and Governance and Public Policy Committees, and by the Board as a whole. The Company seeks to contact each proponent to engage in dialogue on the issues to better serve the collective interests of the stockholders. Your Board believes that the number of proposals printed in the Company’s annual proxy statements demonstrates that the stockholder proposal process is well-utilized by our stockholders without any reimbursement of stockholder proposal expenses.
Your Board is committed to creating long-term stockholder value by the prudent use of stockholder funds. Your Board must carefully consider any expenditure of Company funds in light of a broad range of opportunities and financial obligations critical to the economic longevity and prosperity of the Company. Your Board believes that funding proposals may not be the most prudent way to enhance stockholder value.
If reimbursement of expenses were available to proponents as proposed, the potential for reimbursement could provide an incentive to escalate the stockholder proposal process into more of a vigorous campaign endeavor. This potential for reimbursement would be available to all stockholders, including special interest groups who were not representative of the stockholders at large but, if successful, could result in an expenditure of funds to reimburse campaign expenses that could be contrary to the Board’s commitment of creating long-term stockholder value.
Our Corporate Governance Guidelines set forth a procedure for concerned investors to communicate with the Board which your Board believes is a viable and effective alternative for stockholders to inform the Company about issues that they believe warrant the Board’s attention.
Your Board believes that reimbursing proponents for those proposals receiving majority support constitutes an imprudent use of the Company’s resources and will not provide any benefit to our stockholders. Therefore, your Board recommends you vote AGAINST this proposal.

Stockholder Proposals (Continued)

STOCKHOLDER PROPOSAL ON OIL AND GAS DRILLING IN PROTECTED AND SENSITIVE AREAS
(Item 4 on the proxy form)
WHEREAS, biodiversity is being lost at an alarming rate, and there is a need to preserve the Earth’s remaining species of plants and animals. The direct and indirect impact of oil and gas exploration and production can pose significant risks to biodiversity;
WHEREAS, protected and sensitive areas are essential for supporting biodiversity. Development in these areas can have negative impacts on biodiversity. For example, the Department of the Interior estimates that drilling in the coastal plain of the Arctic National Wildlife Refuge will displace or damage up to 40 percent of the Porcupine River Caribou herd, threaten denning areas for polar bears, and disturb ecosystems that support more than 130 species of migratory birds;
WHEREAS, as shareholders, we believe there is a need to study, disclose, and report on the possible impact to our company’s value from decisions to do business in protected and sensitive areas, including IUCN Management Categories l-IV and Marine Management Categories I-V; World Heritage Sites; and national parks, monuments, and wildlife refuges;
WHEREAS, preserving sensitive ecosystems will enhance our company’s image and reputation with consumers, elected officials, current and potential employees, and investors;
WHEREAS, some of our major competitors have already enacted such a policy;
RESOLVED, shareholders request that the independent directors of the Board of Chevron prepare a report, at reasonable cost and omitting proprietary information, on the potential environmental damage that would result from the company drilling for oil and gas in protected areas such as IUCN Management Categories I-IV and Marine Management Categories l-V, national parks, monuments, and wildlife refuges (such as the Arctic National Wildlife Refuge), and World Heritage Sites. The report should consider the implications of a policy of refraining from drilling in such areas and should be available to investors by the 2007 annual meeting.
Supporting Statement:
We agree with Chevron when the company states “there has been growing recognition that preservation of biodiversity is not only an environmental issue, but also one with important social and economic implications. The public has become increasingly concerned about the loss of biodiversity in key regions of the world and the role industry has played in that loss.”
We welcome Chevron’s interest in biodiversity and the goal of doing no harm to the environment. Chevron acknowledges that its understanding of biodiversity conservation concerns has expanded. Chevron has “identified the opportunity to more systematically manage the issue by better integrating it into our Operational Excellence Management System.”
As shareholders we strongly believe, in addition to managing the issue, there is a need to study and disclose the impact on our company’s value from decisions to do business in protected areas. This would allow shareholders to assess the risks created by the company’s activity in these areas as well as the company’s strategy for managing these risks.
Vote YES for this proposal, which will improve our company’s reputation as a leader in environmentally responsible energy recovery.

Stockholder Proposals (Continued)

YOUR BOARD’S RECOMMENDATION AGAINST THE PROPOSAL ON OIL AND GAS DRILLING IN PROTECTED AND SENSITIVE AREAS
Your Board believes Chevron has expressly committed to conducting its business in a socially responsible and ethical manner that protects people and the environment, and it openly communicates its principles and examples of incorporating them in its day-to-day business in Company materials such as its annual Corporate Responsibility Report. Therefore, your Board believes a special report on this subject is unnecessary and an inefficient use of Company resources and recommends you vote AGAINST the proposal.
Chevron’s operations are guided by principles that strongly emphasize the importance of protecting people and the environment. Safe, reliable, efficient and environmentally sound operations are among its core values. The Company continually works to improve processes to protect and conserve the natural environment wherever it operates.
In addition, Chevron has adopted a formal statement describing how it supports biodiversity conservation. The most important way Chevron supports such conservation is by considering biodiversity-related issues during the company’s decision-making and management processes, particularly through its Operational Excellence Management System— its corporate-wide health, environment and safety operational principles and practices.
The Company also supports biodiversity conservation through engagement with governments, non-governmental organizations, communities, industry and educational associations and other stakeholders on this issue. For example, Chevron participates in the multi-year Energy and Biodiversity Initiative. It is incorporating Initiative tools into the Company’s Management System and is encouraging its industry peers to use the tools as well. The Company is also engaged with external policy initiatives such as the Convention on Biological Diversity and actively promotes enhanced attention by industry to biodiversity conservation.
Your Board recognizes that protecting the environment is an important issue. The Company operates in protected areas only where the government has legally authorized such operations and where the Company is confident it can comply with all regulatory requirements and utilize operating practices appropriate for the area.
Your Board believes that decisions on whether to operate in protected areas need to be made case-by-case. They should be based on the specific circumstances of the area and operation involved, and should consider the potential risks and benefits to both business value and biodiversity. Every decision is unique and specific to the location and the Company’s operational plans, but in every case the Company works to understand the potential risks and benefits— to both business value and biodiversity.
Chevron’s case-by-case approach makes most sense to balance economic and environmental business needs. Our stockholders have derived value from oil and gas production from historic and existing Company operations in protected areas. Continued major global expansion of the number and size of protected areas that prohibit natural resource development has the potential to foreclose much needed oil and gas production and thus poses risks for future stockholder value.
The Company has described numerous elements of its environmental policies and practices in its most recent Corporate Responsibility Report, including a specific section on Biodiversity. Your Board believes a special report is an inefficient use of Company resources when the issues are addressed through existing Company communication vehicles.
Your Board believes the Company’s approach to operating in protected areas, balancing economic and environmental business needs, is aligned with Chevron’s principles designed to build long-term value and is openly communicated. Stockholders endorsed the Company’s approach by defeating overwhelmingly a similar proposal in 2005. Therefore, your Board recommends you vote AGAINST the proposal.

Stockholder Proposals (Continued)

STOCKHOLDER PROPOSAL FOR A REPORT ON POLITICAL CONTRIBUTIONS
(Item 5 on the proxy form)
Resolved, that the shareholders of Chevron (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1.	Policies and procedures for political contributions (both direct and indirect) made with corporate funds.

2.	Monetary and non-monetary contributions to political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code including the following:

a.	An accounting of the Company’s funds contributed to any of the persons or organizations described above;

b.	The business rationale for each of the Company’s political contributions; and

c.	Identification of the person or persons in the Company who participated in making the decisions to contribute.
This report shall be presented to the board of directors’ audit committee or other relevant oversight committee, and posted on the company’s website to reduce costs to shareholders.
Stockholder Supporting Statements:
As long-term shareholders of Chevron we support policies that apply transparency and accountability to corporate political giving. In our view, such disclosure is consistent with public policy in regard to public company disclosure.
Company executives exercise wide discretion over the use of corporate resources for political purposes. They make decisions without a stated business rationale for such donations. In the 2003-04, the last fully reported election cycle, Chevron contributed at least $1,010,050. (The Center for Public lntegrity: http://www.publicintegrity.org/527/ db.aspx?act=main)
Relying only on the limited data available from the Federal Election Commission and the Internal Revenue Service, the Center for Public Integrity, a leading campaign finance watchdog organization, provides an incomplete picture of the company’s political donations. Complete disclosure by the company is necessary for the company’s Board and its shareholders to be able to fully evaluate the political use of corporate assets.
Although the Bi-Partisan Campaign Reform Act (BCRA) enacted in 2002 prohibits corporate contributions to political parties at the federal level, it allows companies to contribute to independent political committees, also known as 527s.
Absent a system of accountability, corporate executives will be free to use the Company’s assets for political objectives that are not shared by and may be inimical to the interests of the Company and its shareholders. There is currently no single source of information that provides the information sought by this resolution. That is why we urge your support for this critical governance reform.

Stockholder Proposals (Continued)

YOUR BOARD’S RECOMMENDATION AGAINST THE PROPOSAL FOR A REPORT ON POLITICAL CONTRIBUTIONS
Chevron is committed to adhering to the highest standards of ethics and transparency in engaging in any political activities and to complying with the letter and spirit of all laws and regulations governing political contributions. Information on Chevron’s political contributions is readily available to any interested stockholder upon written request. Furthermore, your Board is confident that the Company’s political contributions align with Chevron’s long-term interests and thus does not believe a special report detailing those decisions is either necessary or an efficient use of Company resources. Therefore, your Board recommends you vote AGAINST the proposal.
Chevron seeks to work ethically and constructively to exercise the Company’s fundamental right and responsibility to participate in the political process, and does so in the best interests of its stockholders. By policy and practice, where permitted by law, Chevron makes prudent political contributions to state and local candidates and to political organizations to further support for free enterprise, economic growth, and good government. Chevron has established specific criteria that it uses to assess all proposed political contributions. The criteria used in deciding whether to support specific candidates are their public voting record on issues of importance to Chevron, their support for free enterprise and economic growth, and whether Chevron or its employees are constituents.
The Company operates under self-imposed procedures, which are routinely verified, that require strict review of every political contribution to ensure compliance with all legal and Company policy requirements for contributions at every level of government, as well as alignment with business objectives and stockholder interests. Further, the Board Public Policy Committee annually reviews the Company’s political programs.
It has been Chevron’s long-standing company policy to be transparent in reporting political contributions, and it is Chevron’s practice to furnish a list of all political contributions to any stockholder upon written request. Additionally, contributions made through the Chevron Employee Political Action Committee to federal candidates are available to stockholders upon request, as well as publicly disclosed on the Federal Election Commission Web site, where they can be viewed by any interested parties. Additional information regarding the Company’s role in engaging in the political process is available in the Corporate Responsibility Report.
Because the Company is committed to complying with all applicable current and future political contribution and campaign finance laws and already publicly discloses its political contributions at every level of government as required by law, your Board believes that the special report requested in this proposal is duplicative and unnecessary. Therefore, your Board recommends you vote AGAINST the proposal.

Stockholder Proposals (Continued)

STOCKHOLDER PROPOSAL ON AN ANIMAL WELFARE POLICY
(Item 6 on the proxy form)
WHEREAS, the Company conducts tests on animals as part of its product research and development; and
WHEREAS, the Company also retains independent laboratories to conduct tests on animals as part of product research and development; and
WHEREAS, abuses in independent laboratories have recently been revealed and disclosed by the media; and
WHEREAS, the Company has no published animal welfare or animal care policy prominently posted on its website; NOW THEREFORE,
BE IT RESOLVED, that the shareholders request that the Board adopt and post an Animal Welfare Policy online which addresses the Company’s commitment to (a) reducing, refining and replacing its use of animals in research and testing, and (b) ensuring superior standards of care for animals who continue to be used for these purposes, both by the Company itself and by all independently retained laboratories, including provisions to ensure that animals’ psychological, social and behavioral needs are met. Further, the shareholders request that the Board issue an annual report to shareholders on the extent to which in-house and contract laboratories are adhering to this policy, including the implementation of the psychological enrichment measures.
Supporting Statement:
The Boards of many companies have adopted and prominently published animal welfare policies on their websites relating to the care of animals used in product research and development. Our Company should be an industry leader with respect to animal welfare issues, and yet it has no publicly, available animal welfare policy.
The recent disclosure of atrocities recorded at Covance, Inc. has made the need for a formalized, publicly available animal welfare policy that extends to all outside contractors all the more relevant, indeed urgent. Filmed footage showed primates being subjected to such gross physical abuses and psychological torments that Covance sued to stop PETA Europe from publicizing it. The Honorable Judge Peter Langan, in the United Kingdom, who denied Covance’s petition, stated in his decision that the video was “highly disturbing” and that just two aspects of it, namely the “rough manner in which animals are handled and the bleakness of the surroundings in which they are kept ... even to a viewer with no particular interest in animal welfare, at least cry out for explanation.” 1
Shareholders cannot monitor what goes on behind the closed doors of the animal testing laboratories so the Company must. Accordingly, we urge the Board to commit to ensuring that basic animal welfare measures are an integral part of our Company’s corporate stewardship.
We urge shareholders to support this Resolution.

1 The case captioned Covance Laboratories Limited v. PETA Europe Limited was filed in the High Court of Justice, Chancery Division, Leeds District Registry, Claim No. 5C-00295. In addition to ruling in PETA’s favor, the Court ordered Covance to pay PETA £50,000 in costs and fees.

Stockholder Proposals (Continued)

YOUR BOARD’S RECOMMENDATION AGAINST THE PROPOSAL ON AN ANIMAL WELFARE POLICY
Chevron’s use of animal testing is limited and is done to meet regulatory and legal requirements and to ensure its products and processes are safe. Your Board believes that Chevron’s current practices regarding laboratory animal use meet or exceed all legal and regulatory requirements for the humane treatment and care for laboratory animals. Also, Chevron has controls and audit processes in place to ensure that these standards are rigorously met. Given the limited scope of animal testing that we do and the existence of clear standards and legal requirements, adopting and posting a corporate animal welfare policy are neither warranted nor necessary. Therefore your Board recommends voting AGAINST this proposal.
Chevron conducts its worldwide operations with the highest regard to protecting people and the environment by working to ensure the safety of its products for its employees, customers, and the community. Chevron complies with all applicable laws in countries where it conducts business and has policies to manage the potential risks of its operations and products. Current regulations in the U.S., Canada, European Union, and many other countries require the Company to use laboratory animal methods.
Chevron does no in-house laboratory animal testing. The limited amount of laboratory testing is performed for the Company by qualified external laboratories and is required to ensure the health and safety of our products to the public. Chevron mammalian animal testing is primarily limited to a small number of chemical additives and lubricants per year.
When laboratory animal studies are required, Chevron selects accredited testing laboratories to conduct this work based on factors including the quality of the laboratory facilities and staff, their accreditations, results of past governmental inspections, scientific record, staff training, safety procedures, and technical expertise. Only testing laboratories specifically accredited for humane animal use by the American Association for the Accreditation of Laboratory Animal Care International are accepted for mammalian animal testing by Chevron. In addition, toxicology studies are conducted in compliance with Federal Good Laboratory Practices regulations.
Furthermore, our contract toxicology tests are audited onsite by Chevron toxicologists to confirm the integrity of the testing procedures and the welfare of the research animals. Any indication of the misuse of animals is required to be reported immediately to the management of the testing laboratory and Chevron.
For both ethical and scientific reasons, good science requires that animals used in research are healthy and well cared for. Test animals for our studies are at all times under the direction of trained veterinarians and their staff.
Given the limited scope of our testing and the existence of long-standing and effective practices and regulations, adopting and posting a corporate animal welfare policy are neither warranted nor necessary. Your Board recommends voting AGAINST this proposal.

Stockholder Proposals (Continued)

STOCKHOLDER PROPOSAL TO REPORT ON HUMAN RIGHTS
(Item 7 on the proxy form)
Whereas:
We believe transnational corporations operating in countries with repressive governments, ethnic conflict, weak rule of law, endemic corruption, or poor labor and environmental standards face serious risks to their reputation and share value if they are seen as responsible for, or complicit in, human rights violations;
Our company has business operations in more than 180 nations, many of which have consistently been noted by the U.S. Department of State as violating basic human rights;
(February 27, 2005, www.state.gov/g/drl/rls/hrrpt/2004).
At least 78 companies have already adopted human rights policies referencing the Universal Declaration of Human Rights;
The persistent allegations of human rights abuses leveled at our company creates an urgent situation that requires our company to allocate maximum resources to address this human rights crisis. “The families in the vicinity of the Ecuadorian oil-drilling operations have had to drink from contaminated rivers and streams because they had such limited access to running water. And any pollution-related illnesses they may contract pose an even greater danger than normal because of their abject poverty and the absence of adequate health care.” (“Rain Forest Jekyll and Hyde?” Bob Herbert, New York Times, October 20, 2005)
We believe significant commercial advantages may accrue to our company by adopting a comprehensive human rights policy based on the above mentioned Universal Declaration of Human Rights and the International Labor Organization’s Core Labor Standards which would serve to enhance corporate reputation, improve employee recruitment and retention, improve community and stakeholder relations, and reduce the risk of adverse publicity, consumer boycotts, divestment campaigns and law suits.
A comprehensive human rights policy would include, but not be limited to, the right to equal opportunity and non-discriminatory treatment; right to security of persons; rights of workers, including the right to freedom of association and collective bargaining and a safe and healthy workplace; the rights of indigenous peoples; economic, social and cultural rights, including the right to development, adequate food and drinking water; the right to health and environmental protection.
On June 30, 2004 the U.S. Supreme Court upheld the Alien Tort Statute of 1789 which permits foreigners to file suit in U.S. courts for violations of international law that have “definite content and acceptance among civilized nations.”
“In the post-Enron environment, every global company’s board of directors, needs to oversee its assessment and management of these risks. Given the magnitude of potential claims, liability may even extend to individual directors, if they are not seen as exercising proper oversight.” (Harvard Business Review, August 2003)
Resolved:
Shareholders request the Board to adopt a comprehensive, transparent, verifiable human rights policy and report to shareholders on the plan for implementation by October, 2006. This report to be prepared at reasonable expense, omitting proprietary information.
Supporting Statement:
We believe such a policy will benefit our company by helping to ensure that it is not associated with violations of human rights and the associated reputation and liability risks to shareholder value.
We urge you to vote FOR this proposal.

Stockholder Proposals (Continued)

YOUR BOARD’S RECOMMENDATION AGAINST THE PROPOSAL TO REPORT ON HUMAN RIGHTS
Support for universal human rights has long been, and will continue to be, a core value and an important part of the way Chevron conducts its business. This core value is widely communicated through existing Company publications, including The Chevron Way and the Corporate Responsibility Report. It is also reflected in Chevron’s support for leading initiatives and the Company’s recent adoption of a Human Rights Statement. Your Board believes that a special report summarizing the Company’s efforts to develop and deploy a human rights policy is unnecessary and an inefficient use of Company resources. Therefore, your Board recommends you vote AGAINST this proposal.
The Company has adopted a Human Rights Statement and is currently working on the implementation plan. The Statement builds on The Chevron Way’s articulation of support for universal human rights as one of the Company’s core values. The Statement provides a framework to guide our decision-making and constructive engagement on human rights and affirms the Company’s commitment to supporting human rights in the communities in which we operate around the world. The Company plans to publish the Statement on its external Web site concurrently with publishing the 2005 Corporate Responsibility Report.
While the ultimate responsibility for safeguarding human rights rests with governments, your Board believes that the Company plays an important role. Chevron recognizes and respects the principles stated in the Universal Declaration of Human Rights and works actively to conduct its global operations in a manner consistent with the legitimate role of business. To this end, Chevron works cooperatively with governments, civil society and communities wherever it operates. Our existing policies and practices, dialogue with stakeholders and support for leading initiatives are part of our commitment to human rights.
Chevron has a long history of supporting human rights. The Company was one of the original twelve companies to subscribe to the Sullivan Principles, a code of corporate conduct issued in 1977 which addressed equality of pay and working conditions, non-segregation in the workplace and other issues to improve the opportunities and quality of life for black citizens in South Africa. Chevron was one of the original signatories to the 1999 Global Sullivan Principles, which address a wide range of human rights issues in all nations. The Company also participates in the government-hosted dialogue process on the Voluntary Principles on Security and Human Rights, together with other major oil, gas and mining companies as well as leading human rights and corporate responsibility groups. The Principles are a set of guidelines designed to help companies maintain the safety and security of their operations in a manner consistent with human rights principles.
Your Board believes that the Company’s commitment to universal human rights is evident through our existing policies, practices and continued support for leading initiatives, making a separate report on our implementation plan unnecessary and an inefficient use of Company resources. Therefore, your Board recommends you vote AGAINST this proposal.

Stockholder Proposals (Continued)

STOCKHOLDER PROPOSAL TO REPORT ON ECUADOR
(Item 8 on the proxy form)
Whereas:
Between 1972 and 1992, a Texaco-Petroecuador joint venture extracted over 1.4 billion barrels of oil from the Ecuadorian Amazon. As operator, Texaco designed, built and managed all exploration, extraction and transportation facilities.
During this time, the trans-Ecuadorian pipeline spilled an estimated 19 million gallons of oil, near twice as great as the Exxon Valdez. Texaco disposed of an estimated 18.5 billion gallons of toxic wastewaters into open, unlined pits, waterways and wetlands although it was standard practice in the U.S. to re-inject such waters into the ground.
In 1998, Texaco completed a cleanup of 156 of the 627 unlined toxic waste pits pursuant to an agreement with the Ecuadorian government. Groundwater contamination, however, was not remediated.
The adequacy of the cleanup is being challenged in a third-party, class-action lawsuit in Ecuador representing 30,000 plaintiffs seeking billions of dollars of additional remediation.
Evidence gathered by both sides is showing total hydrocarbon soil contamination that greatly exceeds thresholds set by both Ecuador and the U.S. Some of these substances are carcinogenic or known to cause other serious health effects.
Independent studies of the contamination’s health impacts on neighboring communities have found:

•	Exposure to and consumption of the contaminated waters has led to numerous types of infections and cancers;

•	Eight types of cancer in San Carlos, a community near former Texaco wells, far exceeding historical incidence rates;

•	Children under 15 are three times more likely to contract leukemia in the area where Texaco operated than in other Amazonian provinces.
The controversy surrounding the trial is receiving growing attention in the U.S. and abroad. (See “Rainforest Jekyll and Hyde?” by Bob Herbert in New York Times, 10/20/05 and International Herald Tribune, 10/21/05; “Scientists Denounce Texaco’s Academic Consultants in Ecuadorean Oil Dispute,” Chronicle of Higher Education, 4/15/05; “The Hunt for Black Gold Leaves a Stain in Ecuador; As ChevronTexaco Faces a Major Lawsuit, Evidence Portrays a Company and a Nation that For Years Showed Little Concern for the Environment,” LA Times,11/30/03. “Chevron Would Face $5 Billion Tab For Amazon Cleanup, Expert Says,” Wall Street Journal, 10/30/03.
Resolved:
Shareholders request that the Board of Directors report by 10/01/06, at reasonable cost and excluding confidential information, the company’s (a) annual expenditures by category for each year from 1993 to 2005, for attorneys’ fees, expert fees, lobbying, and public relations/media expenses, relating in any way to the health and environmental consequences of hydrocarbon exposures and Chevron’s remediation of Texaco drilling sites in Ecuador and (b) expenditures on the remediation of the Ecuador sites.
Supporting Statement:
In numerous press releases, Chevron has categorically denied that the contamination that remains from Texaco’s drilling poses any risk to human health or the environment. In the shareholders opinion, Chevron is addressing these issues as a public relations problem rather than a serious health and environmental problem. We believe this damages Chevron’s reputation and credibility as an environmentally responsible corporate citizen, jeopardizes our ability to compete in the global marketplace, and may lead to significant financial costs.

Stockholder Proposals (Concluded)

YOUR BOARD’S RECOMMENDATION AGAINST THE PROPOSAL TO REPORT ON ECUADOR
Your Board believes that the requested report would not further any corporate purpose and that the intent of the proposal is contrary to the interests of our stockholders. The annual expenditures for legal fees, expert fees, lobbying, and public relations are related to a current lawsuit brought on behalf of the Ecuadorian plaintiffs and are confidential. The publication of such expenditures would compromise the Company’s litigation position, which it is vigorously defending. Additionally, your Board believes that Chevron has already provided extensive information regarding the completed remediation work in Ecuador and no additional reporting is warranted. Thus, your Board recommends that you vote AGAINST this proposal.
The Company is steadfast in its belief that the current litigation is void of any factual or legal merit and remains resolute in defending against it. Furthermore, your Board believes that the proponents are inappropriately using the stockholder resolution process to bolster the plaintiffs’ claims and undermine the Company’s litigation strategy by obtaining confidential information. Similar proposals on Ecuador were overwhelmingly defeated by stockholders in 2004 and 2005.
Texaco Petroleum (TexPet) operated as a minority partner in a government-owned oil consortium in Ecuador. Petroecuador, the state oil company of Ecuador, was the majority partner. TexPet operated the consortium in a safe and environmentally sound manner in accordance with Ecuador law and international practices prevailing at the time. Subsequent to the dissolution of the consortium, Petroecuador and TexPet each agreed to perform environmental remediation proportionate to its respective ownership share. TexPet conducted an extensive remediation program in accordance with Ecuador law and international standards. After a thorough inspection of each remediation site and certification by representatives of four government agencies, the government of Ecuador affirmed its full satisfaction of TexPet’s remediation obligations and released TexPet from all liability. TexPet obtained similar releases from Petroecuador and the four main municipalities in the area.
The overwhelming body of scientific evidence that has been presented to the Ecuadorian Court from a full year of judicial inspections of well sites and oil production stations of the former consortium has shown that the areas remediated by TexPet pose no human health or environmental risks due to TexPet’s operations. As such, 100% of drinking water samples taken by Chevron’s nominated experts from sources specifically identified by local residents as their source of drinking water meet all drinking water standards for petroleum hydrocarbons and metals as defined by Ecuador Decree 2144 (1989), USEPA Maximum Contaminant Levels (1995), and World Health Organization (WHO) Guidelines for Drinking Water Quality (1993).
The plaintiffs’ lawyers, activists and resolution sponsors ignore the environmental record of Petroecuador, which has exclusively owned the oil fields since 1992 and exclusively operated them for the past 15 years, and which did not fulfill its remediation obligations.
All expenditures related to Chevron’s defense of the litigation involving operations in Ecuador are to support its litigation strategy and therefore are confidential. The Company has provided extensive information on its remediation work and the proponent’s request for a report related to that work serves no corporate purpose and is contrary to the interests of our stockholders. For these reasons, your Board recommends that you vote AGAINST this proposal.

Appendix A: Corporate Governance Guidelines

These guidelines have been approved by the Chevron Board of Directors. The guidelines, in conjunction with the Restated Certificate of Incorporation, By-Laws and Board Committee charters, form the framework for governance of the Corporation.
Role of the Board of Directors
The Board of Directors oversees and provides policy guidance on the business and affairs of the Corporation. It monitors overall corporate performance, the integrity of the Corporation’s financial controls and the effectiveness of its legal compliance programs. The Board oversees management and plans for the succession of key executives. The Board oversees the Corporation’s strategic and business planning process. This is generally a year-round process culminating in a day-long Board review of the Corporation’s updated Corporate Strategic Plan, its business plan, the next year’s capital expenditures budget plus key financial and supplemental objectives.
Board Membership Criteria
Members of the Board of Directors should have the highest professional and personal ethics and values, consistent with The Chevron Way. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be able to provide insights and practical wisdom based on their experience and expertise. They should be committed to enhancing stockholder value and should have sufficient time to effectively carry out their duties. Their service on other boards of public companies should be limited to a reasonable number.
The Board Nominating and Governance Committee annually reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board, the operating requirements of the Corporation and the long-term interests of stockholders. In conducting this assessment, the Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Corporation, to maintain a balance of knowledge, experience and capability.
Director Independence
A majority of the Board consists of independent Directors, as defined by the New York Stock Exchange. To be considered “independent,” a Director must be determined by the Board, after recommendation by the Board Nominating and Governance Committee and after due deliberation, to have no material relationship with the Company other than as a Director. In making its determination concerning the absence of a material relationship, the Board adheres to all of the specific tests for independence included in the New York Stock Exchange listing standards. In addition, the Board has determined that the following relationships of Chevron Directors occurring within the last fiscal year are categorically immaterial if the relevant transactions are conducted in the ordinary course of business:

•	Director of another entity if business transactions between Chevron and that entity do not exceed $5 million or five percent of the receiving entity’s consolidated gross revenues, whichever is greater.

•	Director of another entity if Chevron’s discretionary charitable contributions to that entity do not exceed $1 million or two percent of that entity’s gross revenues, whichever is less, and if the charitable contributions are consistent with Chevron’s philanthropic practices.
Selection of New Directors
Directors are elected annually by the stockholders at the Annual Meeting. The

Appendix A: Corporate Governance Guidelines (Continued)

Board of Directors proposes a slate of nominees for consideration each year. Between Annual Meetings, the Board may elect Directors to serve until the next Annual Meeting. The Board Nominating and Governance Committee identifies, investigates and recommends prospective directors to the Board with the goal of creating a balance of knowledge, experience and diversity. Stockholders may recommend a nominee by writing to the Corporate Secretary specifying the nominee’s name and the qualifications for Board membership. All recommendations are brought to the attention of the Board Nominating and Governance Committee.
Board Size
The By-Laws provide that the number of Directors is determined by the Board. The Board’s size is assessed at least annually by the Board Nominating and Governance Committee and changes are recommended to the Board when appropriate. If any nominee is unable to serve as a Director, the Board may reduce the number of Directors or choose a substitute.
Term of Office
Directors serve for a one-year term and until their successors are elected. They stand for election based on the Corporation’s performance record, which is set forth in the Corporation’s annual report and proxy statement.
Election of Directors
Any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall submit his or her offer of resignation for consideration by the Board Nominating and Governance Committee. The Board Nominating and Governance Committee shall consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation.
Board Memberships
Directors limit their other board memberships to a number which permits them, given their individual circumstances, to responsibly perform all of their Director duties, with no director serving on more than five publicly traded companies. Current positions in excess of these limits may be maintained unless the Board Nominating and Governance Committee determines that doing so would impair the Director’s service on the Corporation’s Board. The Board Nominating and Governance Committee reviews and concurs in the election of any employee Director to outside, for-profit board positions.
Director Retirement Policy
Non-employee Directors may not stand for re-election after reaching age 72. Employee Directors may not serve as Directors once their employment with the Corporation ends. Mandatory retirement for employee Directors is age 65.
A Non-Employee Director shall submit to the Board Nominating and Governance Committee a letter offering to resign if his or her principal occupation or business association changes substantially during his or her tenure as a Director. The Board Nominating and Governance Committee will review and recommend to the Board the action, if any, to be taken with respect to the offer of resignation.
Number and Composition of Board Committees
The Board has four committees: Audit, Board Nominating and Governance, Management Compensation and Public Policy. All Committees are comprised solely of non-employee Directors and members of the Audit, Board Nominating and Governance and Management Compensation committees are independent Directors, as defined by the New York Stock Exchange. In addition, all Audit Committee members meet the requirement

Appendix A: Corporate Governance Guidelines (Continued)

that they may not directly or indirectly receive any compensation from the Corporation other than their Directors’ compensation.
Each committee is chaired by an independent Director who determines the agenda, the frequency and length of the meetings and who has unlimited access to management, information and independent advisors, as necessary and appropriate. Each non-employee Director generally serves on one or two committees. Committee members serve staggered terms enabling Directors to rotate periodically to different committees. Four- to six-year terms for committee chairpersons facilitate rotation of committee chairpersons while preserving experienced leadership.
Lead Director
The independent Directors will annually select a Lead Director from among the independent Directors serving on the Corporation’s Board. The Lead Director will chair the executive sessions of non-employee and independent Directors and consult with the Chairman on agendas for Board meetings and other matters pertinent to the Corporation and the Board.
Executive Sessions
Non-employee Directors meet in executive session at each regularly scheduled Board meeting. The sessions are chaired by the Lead Director. Any non-employee Director can request that an executive session be scheduled. At least once a year, only independent, non-employee Directors meet in executive session.
Business Conduct and Ethics Code
The Board expects all Directors, as well as officers and employees, to display the highest standard of ethics, consistent with The Chevron Way. The Board also expects Directors, officers and employees to acknowledge their adherence to the Corporation’s Business Conduct and Ethics Code. The Corporation has and will continue to maintain the Business Conduct and Ethics Code. The Board’s Audit Committee periodically reviews compliance with this Code.
Succession Planning
Annually, the non-employee Directors review candidates for all senior management positions to ensure that qualified candidates are available for all positions and that development plans are being utilized to strengthen the skills and qualifications of the candidates.
Board Compensation
Non-employee Directors receive compensation that is competitive, links rewards to business results and stockholder returns, and facilitates increased ownership of the Corporation’s stock. The compensation consists of cash and equity components. The Corporation does not have a retirement plan for non-employee Directors. Employee Directors are not paid additional compensation for their services as Directors. The Board Nominating and Governance Committee periodically reviews and recommends changes to Board compensation to ensure that the total compensation remains competitive and appropriate.
Board Access to Senior Management
Directors are encouraged and provided opportunities to talk directly to any member of management regarding any questions or concerns the Director may have.
Director Orientation and Education
The Corporation has and will continue to maintain an orientation program that contains written material, oral presentations and site visits. The Corporation maintains a list of continuing director education opportunities and all directors are encouraged to periodically attend, at Company expense, director continuing education programs

Appendix A: Corporate Governance Guidelines (Continued)

offered by various organizations. The Corporation also provides ongoing Director education through presentations at Board and Committee meetings.
Evaluation of Board Performance
The Board and each Board committee conduct a self-evaluation annually. The Board Nominating and Governance Committee oversees this self-evaluation process and assesses the full Board’s performance. As part of the evaluation, the Committee also invites input on individual director performance. The Committee recommends changes to improve the Board, the Board committees and individual Director effectiveness. The Committee utilizes an annual Board evaluation to gather input to assist the Committees’ evaluation and recommendations.
Chief Executive Officer Performance Review
The Board annually reviews the CEO performance. To conduct this review, the Board Nominating and Governance and Management Compensation Committee chairpersons gather and consolidate input from all Directors. The consolidated input is reviewed at a meeting in executive session with all non-employee Directors after which the chairpersons present the results of the review to the CEO.
Director and Officer Stock Ownership Guidelines
The Board expects all Directors and executive officers to display confidence in the Corporation by ownership of a significant amount of stock. The Board has structured its compensation to result in ownership of at least 16,000 shares of stock or stock units after five years of service as a Director. The Board Nominating and Governance Committee periodically assesses the guidelines and Directors’ ownership relative to these guidelines, and makes recommendations as appropriate. The Board has also established stock ownership guidelines for executive officers of the Corporation. Targets are based on a multiple of base salary: CEO 5 times; Vice Chairman, Executive Vice Presidents and Chief Financial Officer 4 times; all other executive officers 2 times. Executives are expected to achieve targets within 5 years of assuming their positions. The Management Compensation Committee periodically assesses the guidelines and the executive officers’ ownership relative to these guidelines, and makes recommendations as appropriate.
Access to Independent Advisors
The Board and each Board committee have the right at any time to retain independent outside financial, legal or other advisors.
Board Agenda and Meetings
The Chairman in coordination with the Lead Director sets the schedule for Board meetings and determines the timing and length of the meetings of the Board. In addition to eight regularly scheduled meetings, unscheduled Board meetings may be called, upon proper notice, at any time to address specific needs of the Corporation. The Annual Meeting will be scheduled in conjunction with a regularly scheduled Board meeting. The Board expects all Board members to attend regularly scheduled meetings and the Annual Meeting, unless there are extenuating circumstances.
The Chairman in consultation with the Lead Director establishes the agenda for each Board meeting, taking into account input and suggestions from other members of the Board and management. The Directors also provide input for additional pre-meeting materials. They make suggestions to the appropriate committee chairperson at any time. The agendas for Board meetings provide opportunities for the operating heads of the major businesses of the Corporation to make presentations to the Board. Each year the Board reviews the long-term strategic plan for the Corporation and the principal

Appendix A: Corporate Governance Guidelines (Concluded)

issues that the Corporation expects to face in the future.
Communication with the Board of Directors
Interested parties wishing to communicate their concerns or questions about Chevron to the Lead Director or to non-employee Directors may do so by U.S. mail to Lead Director or to non-employee Directors, c/o Office of the Corporate Secretary, Chevron Corporation, 6001 Bollinger Canyon Road, San Ramon, CA 94583. The Corporate Secretary will compile the communications, summarize lengthy or repetitive communications and forward to the Lead Director or the non-employee Directors. The Corporate Secretary will also coordinate any requests from stockholders for additional communications with the Lead Director.
Reporting of Concerns Regarding Accounting, Internal Accounting Controls or Auditing Matters
The Audit Committee has procedures in place to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by anyone of concerns regarding questionable accounting or auditing matters. These procedures can be found on the Chevron Web site at http://www.chevron.com/ investor/ corporate governance/ contact board.asp.

Appendix B: Audit Committee Charter

PURPOSE
The purpose of the Audit Committee (the “Committee”) of the Board of Directors of Chevron Corporation (the “Corporation”) is:

1.	To assure that the Corporation’s financial statements are properly and cost effectively audited by qualified accountants who are independent;

2.	To assist the Board of Directors in fulfilling its oversight responsibility with respect to the Corporation’s maintenance of an effective internal audit function;

3.	To assist the Board of Directors in fulfilling its oversight responsibility with respect to the Corporation’s compliance with the requirements of the Securities Exchange Act of 1934 regarding accurate books and records;

4.	To assist the Board of Directors in monitoring financial risk exposures and developing guidelines and policies to govern processes for managing risk;

5.	To assist the Board of Directors in fulfilling its oversight responsibility with respect to the Corporation’s fair dissemination of accurate information in compliance with securities laws;

6.	To prepare the report required by the rules of the Securities and Exchange Commission (SEC) to be included in the Corporation’s proxy statement for the annual meeting of stockholders;

7.	To assist the Board of Directors in monitoring corporate compliance efforts and developing appropriate guidelines and policies; and

8.	To perform such other duties and responsibilities enumerated in and consistent with this Charter.
The Committee’s function is one of oversight, recognizing that the Corporation’s management is responsible for preparing the Corporation’s financial statements, and the independent auditor is responsible for auditing those statements. In adopting this Charter, the Board of Directors acknowledges that the Committee members are not employees of the Corporation and are not providing any expert or special assurance as to the Corporation’s financial statements or any professional certification as to the external auditor’s work or auditing standards. Each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Corporation that provide information to the Committee and the accuracy and completeness of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary.
MEMBERSHIP AND PROCEDURES
Membership and Appointment
The Committee shall comprise not fewer than three members of the Board of Directors, as shall be determined from time to time by the Board of Directors based on recommendations, if any, from the Board Nominating and Governance Committee.
The members of the Committee shall be appointed by the Board of Directors upon the recommendation of the Board Nominating and Governance Committee.
Removal
The entire Committee or any individual Committee member may be removed from office without cause by the affirmative vote of a majority of the Board of Directors. Any Committee member may resign effective upon giving oral or written notice to the Chairman of the Board of Directors, the Corporate Secretary or the Board of Directors (unless the notice specifies a later time for the effectiveness of such resignation). If the resignation of a Committee member is effective at a future time, the Board of

Appendix B: Audit Committee Charter (Continued)

Directors may elect a successor to take office when the resignation becomes effective.
Chairperson
A chairperson of the Committee (the “Chairperson”) may be designated by the Board of Directors based upon recommendations by the Board Nominating and Governance Committee, if any. In the absence of such designation, the members of the Committee may designate the Chairperson by majority vote of the full Committee membership. The Chairperson shall determine the agenda, the frequency and the length of meetings and shall have unlimited access to management and information. The Chairperson shall establish such other rules as may from time to time be necessary and proper for the conduct of the business of the Committee.
Secretary
The Committee may appoint a Secretary whose duties and responsibilities shall be to keep full and complete records of the proceedings of the Committee for the purposes of reporting Committee activities to the Board of Directors and to perform all other duties as may from time to time be assigned to him or her by the Committee, or otherwise at the direction of a Committee member. The Secretary need not be a Director.
Independence and Other Qualifications
Each member shall meet the objective test of “independence” which has been established by the Board of Directors or in the absence of such test, the Board of Directors shall make an individual determination that such Director is independent within the meaning of any applicable law or any listing standard or rule established by the New York Stock Exchange (NYSE). Each member of the Committee shall also meet any additional independence or experience requirements as may be established from time to time by the NYSE and applicable to the Committee. The Board of Directors shall endeavor to appoint at least one member to the Committee who is a “financial expert” as such term may be defined from time to time by the SEC.
Delegation
The Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each subcommittee to consist of one or more members of the Committee. Any such subcommittee to the extent provided in the resolutions of the Committee, and to the extent not limited by applicable law or listing standard, shall have and may exercise all the powers and authority of the Committee. Each subcommittee shall have such name as may be determined from time to time by resolution adopted by the Committee. Each subcommittee shall keep regular minutes of its meetings and report the same to the Committee or the Board of Directors when required.
Authority to Retain Advisers
In the course of its duties, the Committee shall have the authority, at the Corporation’s expense, to retain and terminate such advisers as it deems necessary.
Evaluation
The Committee shall undertake an annual evaluation assessing its performance with respect to its purposes and its duties and tasks set forth in this Charter, which evaluation shall be reported to the Board of Directors.
DUTIES AND RESPONSIBILITIES
The following shall be the common recurring duties and responsibilities of the Committee in carrying out its oversight functions. These duties and responsibilities are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the

Appendix B: Audit Committee Charter (Continued)

circumstances to the extent permitted by applicable law or listing standard.
With respect to the independent auditors:

1.	Annually, the Committee shall select and employ the Corporation’s independent auditor, subject to stockholder ratification of the selection, if such ratification is required or sought. The Committee shall fulfill the oversight responsibility of the Board of Directors with respect to the independent auditor’s audit of the books and accounts of the Corporation and its subsidiaries for the fiscal year for which it is appointed.

2.	The Committee, or a subcommittee to which the Committee shall have delegated its authority for this purpose, shall approve the provision of all auditing and non-audit services by the independent auditor to the Corporation and its subsidiaries in advance of the provision of those services and shall also approve the fees and terms of all non-audit services provided by the independent auditor.

3.	In connection with the Committee’s approval of non-audit services, the Committee shall consider whether the independent auditor’s performance of any non-audit services is compatible with the external auditor’s independence.

4.	At least annually, the Committee shall obtain and review a report by the independent auditor describing:

a)	the independent auditor’s internal quality control procedures;

b)	any material issues raised by the most recent internal quality control review or peer review of the independent auditor’s firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor’s firm, and the steps taken to deal with those issues; and

c)	all relationships between the independent auditor and the Corporation, in order to assess the auditor’s independence.

5.	The Committee shall also review any report by the independent auditor describing:

a)	critical accounting policies and practices used by the Corporation;

b)	alternative treatments of financial information as required to be discussed by the independent auditors with the Committee; and

c)	any other material written communication between the independent auditor’s firm and the Corporation’s management.
With respect to the Corporation’s financial statements:

6.	The Committee shall discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Corporation’s disclosures under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s reports filed with the SEC.

7.	The Committee shall review disclosures made to the Committee by the Corporation’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

Appendix B: Audit Committee Charter (Continued)

8.	In connection with its review of the Corporation’s financial statements, the Committee shall review and discuss with the independent auditor the matters relating to the conduct of the audit required to be discussed by Statements on Accounting Standards Nos. 61 and 90 (Communications with Audit Committees), as they may be modified or supplemented, including, but not limited to, significant judgments, significant estimates, critical accounting policies and unadjusted differences.

9.	Based on its review and discussions with management, the internal auditors and the independent auditor, the Committee shall recommend to the Board of Directors whether the Corporation’s financial statements should be included in the Corporation’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K).

10.	The Committee shall prepare the report required by SEC rules to be included in the Corporation’s proxy statement for the annual meeting of stockholders.

11.	The Committee shall discuss press releases related to the Corporation’s earnings, as well as financial information and earnings guidance provided to financial analysts and rating agencies.
With respect to periodic reviews and reports:

12.	Periodically, the Committee shall meet separately with each of management, internal auditors and the independent auditors.

13.	The Committee shall review with the independent auditor any audit problems or difficulties and management’s response to them.

14.	The Committee shall discuss the Corporation’s policies with respect to risk assessment and risk management.

15.	Periodically, the Committee shall meet with representatives of the Corporation’s Corporate Compliance Committee and review the Corporate Compliance Committee’s findings with respect to adherence to corporate policies and review processes relating to training, monitoring and reporting of policy compliance.

16.	The Committee shall communicate to the Board of Directors any issues with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s independent auditors or the performance of the internal audit function.
With respect to other matters:

17.	The Committee shall establish procedures for:

a)	the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and

b)	the confidential, anonymous submission by the Corporation’s employees of concerns regarding accounting or auditing matters.

18.	The Committee shall review, based on the recommendation of the independent auditors and the General Manager— Corporation Auditing, the scope and plan of the work to be done by the Corporation Auditing Department, and the results of such work.

19.	The Committee shall establish the Corporation’s hiring policies for

Appendix B: Audit Committee Charter (Concluded)

employees or former employees of the Corporation’s independent auditors.
AMENDMENT
This Charter and any provision contained herein may be amended or repealed by the Board of Directors.

APPROVED: Board of Directors
DATE: December 11, 2002

NAME CHANGE APPROVED
DATE: April 27, 2005

Appendix C: Board Nominating and Governance Committee Charter

PURPOSE
The purpose of the Board Nominating and Governance Committee (the “Committee”) of the Board of Directors of Chevron Corporation (the “Corporation”) is:

1.	To assist the Board of Directors in defining and assessing qualifications for Board of Director membership and identify qualified individuals;

2.	To assist the Board of Directors in organizing itself to discharge its duties and responsibilities properly and effectively;

3.	To assist the Board of Directors in ensuring proper attention and effective response to stockholder concerns regarding corporate governance; and

4.	To perform such other duties and responsibilities enumerated in and consistent with this Charter.
MEMBERSHIP AND PROCEDURES
Membership and Appointment
The Committee shall comprise such number of members of the Board of Directors, as shall be determined from time to time by the Board of Directors based on recommendations from the Committee, if any.
The members of the Committee shall be appointed by the Board of Directors upon the recommendation of the Committee.
Removal
The entire Committee or any individual Committee member may be removed from office without cause by the affirmative vote of a majority of the Board of Directors. Any Committee member may resign effective upon giving oral or written notice to the Chairman of the Board of Directors, the Corporate Secretary or the Board of Directors (unless the notice specifies a later time for the effectiveness of such resignation). If the resignation of a Committee member is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.
Chairperson
A chairperson of the Committee (the “Chairperson”) may be designated by the Board of Directors based upon recommendations by the Committee, if any. In the absence of such designation, the members of the Committee may designate the Chairperson by majority vote of the full Committee membership. The Chairperson shall determine the agenda, the frequency and the length of meetings and shall have unlimited access to management and information. Such Chairperson shall establish such other rules as may from time to time be necessary and proper for the conduct of the business of the Committee. The Chairperson shall preside over any executive sessions of non-management Directors.
Secretary
The Committee may appoint a Secretary whose duties and responsibilities shall be to keep full and complete records of the proceedings of the Committee for the purposes of reporting Committee activities to the Board of Directors and to perform all other duties as may from time to time be assigned to him or her by the Committee, or otherwise at the direction of a Committee member. The Secretary need not be a Director.
Independence
Each member shall meet the objective test of “independence” which has been established by the Board of Directors or in the absence of such test, the Board of Directors shall make an individual determination that such Director is independent within the meaning of any applicable law or any listing standard or rule

Appendix C: Board Nominating and Governance Committee Charter (Continued)

established by the New York Stock Exchange and applicable to the Committee.
Delegation
The Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each subcommittee to consist of one or more members of the Committee. Any such subcommittee to the extent provided in the resolutions of the Committee and to the extent not limited by applicable law or listing standard, shall have and may exercise all the powers and authority of the Committee. Each subcommittee shall have such name as may be determined from time to time by resolution adopted by the Committee. Each subcommittee shall keep regular minutes of its meetings and report the same to the Committee or the Board of Directors when required.
Authority to Retain Advisers
In the course of its duties, the Committee shall have sole authority, at the Corporation’s expense, to retain and terminate consultants or search firms, as the Committee deems advisable, including the sole authority to approve the consultant or search firm’s fees and other retention terms.
Evaluation
The Committee shall undertake an annual evaluation assessing its performance with respect to its purposes and its duties and tasks set forth in this Charter, which evaluation shall be reported to the Board of Directors. In addition, the Committee shall lead the Board of Directors in an annual self-evaluation process, including a review of the self-evaluation process of each Board committee, and report its conclusions and any further recommendations to the Board of Directors.
DUTIES AND RESPONSIBILITIES
The following shall be the common recurring duties and responsibilities of the Committee in carrying out its oversight functions. These duties and responsibilities are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law or listing standard.

1.	Board of Directors and Board Committee Composition

a)	Annually, the Committee shall assess the size and composition of the Board of Directors in light of the operating requirements of the Corporation and existing social attitudes and trends.

b)	The Committee shall develop membership qualifications for the Board of Directors and all Board committees, including defining specific criteria for Director independence and committee membership.

c)	The Committee shall monitor compliance with Board of Director and Board committee membership criteria.

d)	Annually, the Committee shall review and recommend Directors for continued service as required based on evolving needs of the Corporation and existing social attitudes and trends.

e)	The Committee shall coordinate and assist management and the Board of Directors in recruiting new members to the Board of Directors.

f)	The Committee shall investigate suggestions for candidates for membership on the Board of Directors and shall recommend prospective Directors, as required, to provide an

Appendix C: Board Nominating and Governance Committee Charter (Concluded)

appropriate balance of knowledge, experience and capability on the Board of Directors, including stockholder nominations for the Board of Directors.

2.	The Committee shall evaluate and make recommendations regarding Director compensation levels.

3.	The Committee shall identify best practices and develop and recommend corporate governance principles applicable to the Corporation.

4.	The Committee shall review proposed changes to the Corporation’s charter or by-laws, or Board committee charters, and make recommendations to the Board of Directors.

5.	The Committee shall assess periodically and recommend Board of Directors action with respect to stockholder rights plans or other stockholder protections.

6.	The Committee shall evaluate in conjunction with the Management Compensation Committee, the chief executive officer’s performance.

7.	The Committee shall recommend Board committee assignments and appointment of corporate officers to the Board of Directors.

8.	The Committee shall review and approve any employee Director standing for election for outside for-profit boards of directors.

9.	The Committee shall review governance-related stockholder proposals and recommend Board of Director response.

10.	The Chairperson of the Committee shall receive interested-party communications directed to non-management Directors.
AMENDMENT
This Charter and any provision contained herein may be amended or repealed by the Board of Directors.
APPROVED: Board of Directors
DATE: March 26, 2003
NAME CHANGE APPROVED
DATE: April 27, 2005

Appendix D: Management Compensation Committee Charter

PURPOSE
The purpose of the Management Compensation Committee (the “Committee”) of the Board of Directors of Chevron Corporation (the “Corporation”) is:

1.	To discharge the responsibilities of the Board of Directors of the Corporation (the “Board of Directors”) relating to compensation of the Corporation’s executives;

2.	To assist the Board of Directors in establishing the appropriate incentive compensation and equity-based plans and to administer such plans;

3.	To produce an annual report on executive compensation for inclusion in the Corporation’s annual proxy statement; and

4.	To perform such other duties and responsibilities enumerated in and consistent with this Charter.
MEMBERSHIP AND PROCEDURES
Membership and Appointment
The Committee shall comprise not fewer than two members of the Board of Directors, as shall be determined from time to time by the Board of Directors based on recommendations from the Board Nominating and Governance Committee, if any.
The members of the Committee shall be appointed by the Board of Directors upon the recommendation of the Board Nominating and Governance Committee.
Removal
The entire Committee or any individual Committee member may be removed from office without cause by the affirmative vote of a majority of the Board of Directors. Any Committee member may resign effective upon giving oral or written notice to the Chairman of the Board of Directors, the Corporate Secretary or the Board of Directors (unless the notice specifies a later time for the effectiveness of such resignation). If the resignation of a Committee member is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.
Chairperson
A chairperson of the Committee (the “Chairperson”) may be designated by the Board of Directors based upon recommendations by the Board Nominating and Governance Committee, if any. In the absence of such designation, the members of the Committee may designate the Chairperson by majority vote of the full Committee membership. The Chairperson shall determine the agenda, the frequency and the length of meetings and shall have unlimited access to management and information. The Chairperson shall establish such other rules as may from time to time be necessary and proper for the conduct of the business of the Committee.
Secretary
The Committee may appoint a Secretary whose duties and responsibilities shall be to keep full and complete records of the proceedings of the Committee for the purposes of reporting Committee activities to the Board of Directors and to perform all other duties as may from time to time be assigned to him or her by the Committee, or otherwise at the direction of a Committee member. The Secretary need not be a member of the Committee or a Director and shall have no membership or voting rights by virtue of the position.
Independence
Each member shall meet the objective test of “independence” which has been established

Appendix D: Management Compensation Committee Charter (Continued)

by the Board of Directors, or in the absence of such test, the Board of Directors shall make an individual determination that such Director is independent within the meaning of any applicable law or any listing standard or rule established by the New York Stock Exchange and applicable to the Committee. In addition, each member shall qualify as an “outside director” as such term is defined in section 162(m) of the Internal Revenue Code of 1986 (as amended) and the regulations promulgated thereunder or any successor provisions thereto, and as a “non-employee director” as such term is defined in section 16 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, or any successor provisions thereto.
Delegation
The Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each subcommittee to consist of one or more members of the Committee. Any such subcommittee to the extent provided in the resolutions of the Committee and to the extent not limited by applicable law or listing standard, shall have and may exercise all the powers and authority of the Committee. Each subcommittee shall have such name as may be determined from time to time by resolution adopted by the Committee. Each subcommittee shall keep regular minutes of its meetings and report the same to the Committee or the Board of Directors when required.
Authority to Retain Advisers
In the course of its duties, the Committee shall have the sole authority, at the Corporation’s expense, to retain and terminate compensation consultants, as the Committee deems advisable, including the sole authority to approve any such adviser’s fees and other retention terms.
Evaluation
The Committee shall undertake an annual evaluation assessing its performance with respect to its purposes and its duties and tasks set forth in this Charter, which evaluation shall be reported to the Board of Directors.
DUTIES AND RESPONSIBILITIES
The following shall be the common recurring duties and responsibilities of the Committee in carrying out its oversight functions. These duties and responsibilities are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law or listing standard.

1.	Executive Compensation The Committee shall:

a)	Review and approve corporate goals and objectives relevant to the compensation of the chief executive officer and other executive officers appraised above Group PSG 30 (the “other executive officers”);

b)	Evaluate in conjunction with the Board Nominating and Governance Committee the chief executive officer’s performance in light of such goals and objectives at least annually and communicate the results to the independent Directors of the full Board of Directors;

c)	Recommend the amount and basis for the chief executive officer’s compensation levels based on the evaluation in (b) above (including annual salary, bonus, stock options and other direct and indirect benefits), with review and approval by the

Appendix D: Management Compensation Committee Charter (Continued)

independent Directors of the full Board of Directors;

d)	Set the other executive officers’ compensation levels (including annual salary, bonus, stock options and other direct and indirect benefits) with review and ratification by the independent Directors of the full Board of Directors;

e)	In determining the long-term incentive component of the chief executive officer’s and other executive officers’ compensation, consider, among other items, the Corporation’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers and other executive officers at comparable companies and the compensation provided to the Corporation’s chief executive officer and other executive officers in the past;

f)	Establish and modify the terms and conditions of employment of executive officers of the Corporation, by contract or otherwise;

g)	Review new executive compensation programs;

h)	Monitor executive compensation programs to determine whether they are properly coordinated and achieving their intended purpose;

i)	Establish and periodically review policies for the administration of executive compensation programs; and

j)	Modify, as necessary, any executive compensation program that yields payments and benefits that are not reasonably related to executive and corporate performance or not comparable to programs of peer businesses.

2.	Executive Compensation Plans The Committee shall:

a)	Administer the executive compensation plans of the Corporation;

b)	Maintain sole discretionary authority to interpret provisions of the executive compensation plans;

c)	Establish all rules necessary or appropriate for implementing and conducting the executive compensation plans;

d)	Determine, as applicable in connection with the Corporation’s executive compensation plans such matters as: eligibility for participation; the amount and timing of benefits; persons to receive awards; the amount, form and other conditions of awards; the manner and form of deferral elections; the creation and issuance of rights or options entitling holders thereof to purchase stock from the Corporation; or when appropriate authorize the purchase by the Corporation of its stock for allocation to the accounts of persons to whom such shares have been awarded;

e)	Administer existing grants under legacy executive compensation plans assumed by the Corporation;

f)	Administer other executive compensation plans that may be adopted from time to time;

g)	Recommend incentive-compensation plans and policies and equity-based plans and policies to the Board of Directors;

Appendix D: Management Compensation Committee Charter (Concluded)

h)	Provide necessary approval to qualify for exemptions as may be established by the Securities and Exchange Commission under section 16 of the Securities Exchange Act of 1934;

i)	Provide necessary determinations in connection with executive compensation to qualify for tax deductions in excess of limitations under section 162(m) of the Internal Revenue Code; and

j)	Approve equity compensation plans not subject to stockholder approval under applicable listing standards.

3.	The Committee shall produce the annual report on executive compensation for the Corporation’s proxy statement.

4.	The Committee shall perform such other activities and functions related to executive compensation as may be assigned from time to time by the Board of Directors, including, but not limited to preparing or causing to be prepared any reports or other disclosure required with respect to the Committee by any applicable proxy or other rules of the Securities and Exchange Commission or any applicable listing standards.
AMENDMENT
This Charter and any provision contained herein may be amended or repealed by the Board of Directors.
APPROVED: Board of Directors
DATE: February 22, 2006

Appendix E: Public Policy Committee Charter

PURPOSE
The purpose of the Public Policy Committee (the “Committee”) of the Board of Directors of Chevron Corporation (the “Corporation”) is:

1.	To assist the Board of Directors in identifying, evaluating and monitoring social, political and environmental trends, issues and concerns;

2.	To assist the Board in analyzing how public policy trends could impact the Corporation’s business activities and performance;

3.	To assist the Board in determining how the Corporation can anticipate and adjust to public policy trends in order to more effectively achieve its business goals or to be an important contributor to the policy dialogue;

4.	To assist the Board in analyzing the company’s global reputation and developing recommendations to strategically position the company to support its business objectives;

5.	To develop recommendations to the Board with regard to formulating and adopting basic policies, programs and practices concerning broad public policy issues; and

6.	To perform such other duties and responsibilities enumerated in and consistent with this Charter.
MEMBERSHIP AND PROCEDURES
Membership and Appointment
The Committee shall comprise of not fewer than three members of the Board of Directors, as shall be determined from time to time by the Board of Directors based on recommendations, if any, from the Board Nominating and Governance Committee.
The members of the Committee shall be appointed by the Board of Directors upon the recommendation of the Board Nominating and Governance Committee.
Removal
The entire Committee or any individual Committee member may be removed from office without cause by the affirmative vote of a majority of the Board of Directors. Any Committee member may resign effective upon giving oral or written notice to the Chairman of the Board of Directors, the Corporate Secretary, or the Board of Directors (unless the notice specifies a later time for the effectiveness of such resignation). If the resignation of a Committee member is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.
Chairperson
A chairperson of the Committee (the “Chairperson”) may be designated by the Board of Directors based upon recommendations by the Board Nominating and Governance Committee, if any. In the absence of such designation, the members of the Committee may designate the Chairperson by majority vote of the full Committee membership. The Chairperson shall determine the agenda, the frequency and the length of meetings, and shall have unlimited access to management and information. The Chairperson shall establish such other rules as may from time to time be necessary and proper for the conduct of the business of the Committee.
Secretary
The Committee may appoint a Secretary whose duties and responsibilities shall be to keep full and complete records of the proceedings of the Committee for the purposes of reporting Committee activities to the Board of Directors and to perform all other duties as may from time to time be assigned

E-1

Appendix E: Public Policy Committee Charter (Concluded)

to him or her by the Committee, or otherwise at the direction of a Committee member. The Secretary need not be a Director.
Delegation
The Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each subcommittee to consist of one or more members of the Committee. Any such subcommittee to the extent provided in the resolutions of the Committee, and to the extent not limited by applicable law or listing standard, shall have and may exercise all the powers and authority of the Committee. Each subcommittee shall have such name as may be determined from time to time by resolution adopted by the Committee. Each subcommittee shall keep regular minutes of its meetings and report the same to the Committee or the Board of Directors when required.
Authority to Retain Advisers
In the course of its duties, the Committee shall have sole authority, at the Corporation’s expense, to retain and terminate such advisers as it deems necessary.
Evaluation
The Committee shall undertake an annual evaluation assessing its performance with respect to its purposes and its duties and tasks set forth in this Charter, which evaluation shall be reported to the Board of Directors.
Duties and Responsibilities
The following shall be the common recurring duties and responsibilities of the Committee in carrying out its oversight functions. These duties and responsibilities are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law or listing standard.

1.	The Committee shall continually identify, evaluate and monitor the social, political and environmental trends, issues and concerns, domestic and foreign, which affect or could affect the Corporation’s business activities and performance;

2.	The Committee shall analyze public policy trends and make recommendations to the Board regarding how the Corporation can anticipate and adjust to these trends in order to more effectively achieve its business goals or to actively participate in the public policy dialogue;

3.	The Committee shall develop recommendations to the Board in order to assist in formulating and adopting basic policies, programs and practices concerning broad public policy issues which include, corporate responsibility, ecology and environmental protection, employee safety, ethical business conduct, consumer affairs, protection of privacy, controlled substance abuse, affirmative action/equal opportunity matters, government relations and the support of charitable, political and educational organizations; and

4.	The Committee shall annually review stockholder proposals that deal with public policy issues and make recommendations to the Board regarding the company’s response to such proposals.
AMENDMENT
This Charter and any provision contained herein may be amended or repealed by the Board of Directors.
APPROVED: Board of Directors
DATE: January 28, 2004

NAME CHANGE APPROVED
DATE: April 27, 2005

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Attn: Corporate Governance Department 6001 Bollinger Canyon Road San Ramon, CA 94583-2324	VOTE BY PHONE — 1-800-690-6903
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VOTE BY MAIL Mark, sign and date your proxy form and return it in the postage-paid envelope we have provided or return it to Chevron Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

VOTE VIA TELEPHONE OR INTERNET OR MAIL
24 Hours A Day, 7 Days a Week

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CHVRN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY FORM IS VALID ONLY WHEN SIGNED AND DATED.

CHEVRON CORPORATION

Your Board recommends a vote FOR and, unless you direct otherwise, your proxy holders (or, if applicable, fiduciaries) will vote FOR the election of the following Directors:

		For	Withhold	For All	To withhold authority to vote for one or more
1.	01) S. H. Armacost, 02) L. F. Deily, 03) R. E. Denham, 04) R. J. Eaton, 05) S. Ginn, 06) F. G. Jenifer, 07) S. Nunn, 08) D. J. O’Reilly, 09) D. B. Rice, 10) P. J. Robertson, 11) C. R. Shoemate, 12) R. D. Sugar, 13) C. Ware	All ☐	All ☐	Except ☐	nominees but less than all, mark “For All Except” and write the nominee’s number on the line below.

							For	Against	Abstain
Your Board recommends a vote FOR and, unless you direct otherwise, your proxy holders (or, if applicable, fiduciaries) will vote FOR the following:		For	Against	Abstain	5.	Report on Political Contributions	☐	☐	☐

2.	Ratification of Independent Registered Public Accounting Firm	☐	☐	☐	6.	Adopt an Animal Welfare Policy	☐	☐	☐

Your Board recommends a vote AGAINST and, unless you direct otherwise, your proxy holders (or, if applicable, fiduciaries) will vote AGAINST the following stockholder proposals:		For	Against	Abstain	7.	Report on Human Rights	☐	☐	☐

3.	Amend Company By-Laws to Include Proponent Reimbursement	☐	☐	☐	8.	Report on Ecuador	☐	☐	☐

4.	Report on Oil & Gas Drilling in Protected Areas	☐	☐	☐

	Yes	No
MEETING ATTENDANCE - Please indicate if you plan to attend this meeting.	☐	☐		Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐	ELECTRONIC CONSENT — Please indicate if you wish to view proxy materials electronically via the Internet rather than receiving a hard copy. Note that you will continue to receive a proxy form for voting purposes only.	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date			Signature (Joint Owners) Date

Dear Stockholders:
The lower portion of this form is your proxy for Chevron Corporation’s 2006 Annual Meeting of Stockholders (the “Annual Meeting”). It is important that you vote the shares. You may vote via telephone, Internet or mail. If you wish to vote via telephone or Internet, instructions are printed on the reverse side of this form. If you wish to vote via mail, mark, sign, date and return the proxy (the reverse portion of this form) using the enclosed envelope.
The upper portion of this form is your Annual Meeting admission ticket. I invite you to attend the Annual Meeting at the Chevron Building, 1500 Louisiana Street, Houston, Texas. Only stockholders are invited to attend the meeting. Please bring this ticket and some form of personal photo identification with you to the Annual Meeting. You will need a ticket to be admitted into the meeting.
Sincerely,

Lydia I. Beebe
Corporate Secretary
Annual Meeting of Stockholders

•	Meeting Date:	April 26, 2006
•	Meeting Time:	8:00 a.m., CDT (doors open at 7:30 a.m.)
•	Meeting Location:	Chevron Building
Auditorium
1500 Louisiana Street
Houston, Texas 77002-7308
Note: Cameras, recording equipment, electronic devices, cell phones, etc. will not be allowed in the meeting, other than for Company purposes. A checkroom will be provided. For your protection, all briefcases, purses, packages, etc. will be subject to an inspection as you enter the meeting. We regret any inconvenience this may cause you.
(See reverse side for additional information.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHEVRON CORPORATION
The undersigned stockholder of Chevron Corporation hereby appoints David J. O’Reilly, Charles A. James and Lydia I. Beebe, and each of them, proxy holders of the undersigned, each with the power of substitution, to represent and to vote all the shares of Chevron Corporation common stock held of record by the undersigned on March 6, 2006 at Chevron Corporation’s Annual Meeting of Stockholders, to be held on April 26, 2006, and any adjournment thereof. The proxy holders will vote as directed by the undersigned. If the undersigned gives no directions, the proxy holders will vote in accordance with the Board’s recommendations. The proxy holders will vote in accordance with their discretion on such other matters as may properly come before the meeting and any adjournment thereof, including, without limitation, any proposal to adjourn the meeting to a later time and place for the purpose of soliciting additional proxies, unless the undersigned strikes out this sentence.
If shares of Chevron Corporation common stock are issued to or held for the account of the undersigned under employee plans and voting rights are attached to such shares (a “Voting Plan”), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of Chevron Corporation common stock held in the undersigned’s name and/or account under such Voting Plan in accordance with the instructions given herein, at Chevron Corporation’s Annual Meeting of Stockholders and at any adjournments or postponements thereof, on all matters properly coming before the meeting, including but not limited to the matters set forth on the reverse side. Generally, shares in a Voting Plan will NOT be voted unless this proxy (which constitutes your voting instructions) is returned, although shares not voted by a participant of an applicable Voting Plan will be voted by the respective fiduciary in the same proportion as shares which have been voted. All votes must be received by the respective fiduciary by April 24, 2006 in order to be counted.
Your telephone or Internet vote authorizes the named proxy holders and/or the respective fiduciary to vote the shares in the same manner as if you marked, signed and returned your proxy form.
If you vote your proxy via telephone or Internet, you do not need to mail back your proxy form.
(Continued, and to be marked, dated and signed, on the reverse side)